UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   SUPPLY CHAIN SERVICES, INC.
              ----------------------------------
          (Name of small business issuer in its charter)

       Delaware                 7380               59-2159951
   ----------------        -------------          -------------
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

               8/F Guangdong Textile Center, 22 Minden Avenue
                     Tsimshatsui, Kowloon, Hong Kong
                             (852) 2366-8312
             -------------------------------------------------
               (Address and telephone number of principal
                executive offices and principal place of
                                business)

                          Thomas Yan Chuen Chu
               8/F Guangdong Textile Center, 22 Minden Avenue
                     Tsimshatsui, Kowloon, Hong Kong
                             (852) 2366-8312
             --------------------------------------------------
              (Name, address and telephone number of agent
                              for service)

                               Copies to:
                     Harold P. Gewerter, Esq., Ltd.
                      228 Fourth Street, Suite 101
                         Las Vegas, Nevada 89101
                             (702) 382-1714
                  ------------------------------------

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               unit
---------------------------------------------------------------------
 Common Stock     $5,000      $0.008        $5,000        $0.46
      (1)

 Common Stock     $48,000     $0.008       $48,000       $14.42
      (2)

(1)   Common stock to be newly issued by the Company.   Estimated
solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

(2) Common stock owned by existing stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the proposed offering price of common stock of approximately $0.008 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE-1-



Prospectus dated August    , 2002

                   Supply Chain Services, Inc.

      618,497 Shares of Common Stock Offered for Sale by Us

 6,000,000 Shares of Common Stock Offered for Resale by Selling
                        Security Holders

We are offering 618,497 shares of our common stock. These 618,497 shares will be sold to Yellowstone Corporate Services, Inc. Yellowstone is purchasing the common stock offered hereunder with a view to subsequent distribution to its stockholders. Yellowstone is therefore an "underwriter" as that term is defined in Section 2(11) of the Securities Act. We do not have an underwriting agreement with Yellowstone, and Yellowstone is not entitled to any direct compensation in any form from us for acting as an underwriter in this offering. See "Plan of Distribution."

The offering shall terminate on the earlier of (i) the date when the sale of all 6,618,497 shares is completed or (ii) 365 days from the date of this prospectus. Notwithstanding the conditions
(i) and (ii) above, we may, in our sole discretion, terminate the offering prior to 365 days from the date of this prospectus by a unanimous vote of our Board of Directors. Prior to this offering, there has been no public market for our common stock. Neither the Nasdaq National Market nor any national securities exchange lists our common stock.

         Number of   Offering   Underwriting    Proceeds to Our
          Shares      Price      Discounts &        Company
        Offered By               Commissions
            Us
-----------------------------------------------------------------
  Per        1        $0.008        $0.00            $0.008
 Share

 Total    618,497     $5,000        $0.00            $5,000

Additionally, the registration statement of which this prospectus forms a part also relates to the potential resale of 6,000,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. (Please refer to Item 7, "Selling Security Holders," on page 11). The per share offering price of the shares is currently estimated to be $0.25. However, if a trading market for our stock develops, the resale price of the shares offered by the selling shareholders will be based on the bid price for our common stock on the dates of specific sales, unless shares are sold in private transactions at negotiated prices. Consequently, no determination can be made as to actual pricing matters. We and our selling stockholders have no brokerage agreements or other agreements for the sale of the shares. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us. The sale of shares by selling shareholders may have a depressive effect on the primary offering as there will be no arrangement to address the price of our stock, provided it moves below the price of shares to be sold in the primary offering.

          Shares     Offering   Underwriting    Proceeds to Our
        Offered By    Price      Discounts &        Company
        Shareholders             Commissions
-----------------------------------------------------------------
  Per        1        $0.008        $0.00              $0
 Share

 Total   6,000,000   $48,000        $0.00              $0

   This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.  Please refer to the "risk factors" section starting on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the registration statement filed with the SEC that represent a fundamental change in the information set forth in the registration statement.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where offer or sale is not permitted. We do not plan to use this offering prospectus before the effective date.

                   Supply Chain Services, Inc.
         8/F Guangdong Textile Center, 22 Minden Avenue
                 Tsimshatsui, Kowloon, Hong Kong
                         (852) 2366-8312



PAGE-2-




                        TABLE OF CONTENTS

                                                                   PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS                         4
 Item 3.  Summary Information and Risk Factors.                    4
 Item 4.  Use of Proceeds.                                         9
 Item 5.  Determination of Offering Price.                         9
 Item 7.  Selling Security Holders.                                9
 Item 8.  Plan of Distribution.                                   12
 Item 10.  Directors, Executive Officers, Promoters and Control
 Persons.                                                         13
 Item 11.  Security Ownership of Certain Beneficial Owners and
 Management.                                                      15
 Item 12.  Description of Securities.                             16
 Item 13.  Interest of Named Experts and Counsel.                 17
 Item 14.  Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                                  17
 Item 15.  Organization Within Last Five Years.                   17
 Item 16.  Description of Business.                               18
 Item 17.  Management's Discussion and Plan of Operation.         22
 Item 18.  Description of Property.                               23
 Item 19.  Certain Relationships and Related Transactions.        24
 Item 20.  Market for Common Equity and Related Stockholder
 Matters.                                                         25
 Item 21.  Executive Compensation.                                27
 Item 22.  Financial Statements.                                  28
 Item 23.  Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure.                             61
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                   62
 Item 24.  Indemnification of Directors and Officers.             62
 Item 25.  Other Expenses of Issuance and Distribution.           62
 Item 26.  Recent Sales of Unregistered Securities.               62
 Item 27.  Exhibits.                                              63
 Item 28.  Undertakings.                                          65
SIGNATURES                                                        67





PAGE-3-



PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3.  Summary Information and Risk Factors.

The Company

  We were originally incorporated in the State of Delaware on March 29, 1999 under the name Paddington, Inc. We are headquartered in Hong Kong, with subsidiaries primarily involved in the service of managing and coordinating an integrated supply chain from the People's Republic of China and Taiwan to the U.S. for various customers.

  We are a holding company with operations, including sourcing, procurement, production, logistics and other supply chain related services, sales, marketing and other corporate activities, being carried out through two wholly-owned subsidiaries, Supply Chain Services Limited and Leader Industrial Group Limited, both incorporated in Hong Kong. Our executive and administrative headquarters are located in Hong Kong. Our subsidiary Supply Chain Services Limited operates through representative offices located in Shenzhen, China and in Texas, USA.

  In order to achieve our objectives of offering merchandise with greater variety, more competitive prices and higher quality to be supplied and delivered on a "just-in-time" basis, each part of the supply chain, which involves sourcing, purchasing, quality control, production and transportation logistics, must be efficiently managed and coordinated. We believe we offer a "one-stop" solution to customers by providing supply chain management services through working closely with each process in the supply chain. We maintain a database of suppliers in various product categories, provide regular useful reporting to clients and endeavor to execute the physical material, information and financial flows in each supply chain process systematically. We are also developing our own proprietary supply chain software to better serve our customers. We currently have 18 customers consisting primarily of US-based retail stores/chains, importers, distributors, manufacturers, product development companies, freight forwarders and logistics companies.

  As of the date of this prospectus, we have 35,533,333 shares of $0.001 par value common stock issued and outstanding.

  Our  administrative office is located at 8/F Guangdong  Textile
Center, 22 Minden Avenue, Tsimshatsui, Kowloon, Hong Kong, telephone number (852) 2366-8312.

Offering by Supply Chain Services

  Supply Chain Services, Inc. is attempting to sell, on a self-underwritten, best-efforts basis, up to 618,497 shares of common stock with the par value of $0.001 per share. We have set the offering price at $0.008 per share. The proceeds from the sale of up to 618,497 shares of common stock will be available directly to us. These shares will be sold to Yellowstone
Corporate Services, Inc. Yellowstone is purchasing the common stock offered hereunder with a view to subsequent distribution to its stockholders. Yellowstone is therefore an "underwriter" as that term is defined in Section 2(11) of the Securities Act. We do not have an underwriting agreement with Yellowstone, and Yellowstone is not entitled to any direct compensation in any form from us for acting as an underwriter in this offering.

  The offering shall terminate on the earlier of (i) the date when the sale of all 618,497 shares is completed or (ii) 365 days from the date of this prospectus. Notwithstanding the conditions
(i) and (ii) above, SCS in our sole discretion may terminate the offering prior to 365 days from the date of this prospectus by a unanimous vote of our Board of Directors.

  We will receive gross proceeds of $5,000 from the sale of 618,497 shares of our common stock. The costs of this registration are expected to exceed the gross proceeds we expect to receive. There will be no net proceeds. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

  Our  Transfer Agent will be Pacific Stock Transfer Company, 500
East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, phone
(702) 361-3033.



PAGE-4-




  The purchase of the common stock of this offering hereby involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for the common stock exists. We refer you to read "Risk Factors" on page 5.

Offering by Selling Shareholders

  This registration statement, of which this prospectus forms a part, also relates to the potential resale of 6,000,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The proceeds from the sale of these shares will go directly to the selling stockholders and will not be available to us.

  The offering price of the shares is currently estimated to be $0.008 per share. In the event a trading market for our stock develops, the resale price of the shares offered by the selling shareholders will be based on the bid price for our common stock on the dates of specific sales, unless shares are sold in transactions at privately negotiated prices. The offering of shares by the selling shareholders may commence upon the effectiveness of this registration statement.

  We and our selling stockholders have no brokerage agreements or other agreements for the sale of the shares offered by the selling shareholders. The sale of shares by selling shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of our stock, provided it moves below the price of shares to be sold in the primary offering.

Summary Financial Information

  The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

                                       Three
                                       Months
                                      Ended           Year Ended
                                      March          December 31,
                                      31, 2002      2001       2000
                                   --------------------------------------
   Statement of operations data:         $             $          $

Sales and revenue                     196,757     1,054,807    628,201
Cost of sales and services           (174,541)     (807,991)  (501,204)
Other income                              173        16,382     47,612
Selling expenses                      (49,446)      (32,253)   (40,348)
General and administrative expenses  (275,639)   (1,229,088)  (389,539)
Depreciation and amortization         (39,848)      (74,820)   (30,977)
Interest expense                      (10,264)      (36,568)    (3,945)
                                   --------------------------------------

Income tax credit                           -            30      8,326
Net loss                              (352,808)  (1,109,501) (281,874)
                                   --------------------------------------
Net loss per share (basic and            (0.01)       (0.03)    (0.00)*
diluted)                           --------------------------------------

Weighted average number of common   35,533,333   35,473,744  33,466,894
shares outstanding

     * Less than $.01 per share



PAGE-5-



                                        As of       As of December 31,
                                        March 31,     2001      2000
                                        2002

        Balance sheet data:                 $           $         $

Current assets                            572,032    727,181   465,191
Fixed assets                              782,803    821,375    45,622
                                    --------------------------------------
Total assets                            1,354,835  1,548,556   510,813
                                    ======================================
Current liabilities                     1,836,773  1,862,778   316,251
Long-term liabilities                     784,815    599,723    99,006
                                    --------------------------------------
Total liabilities                       2,621,588  2,462,501   415,257
                                    --------------------------------------
Total stockholder's equity (deficit)   (1,266,753) (913,945)    95,556
                                    --------------------------------------
Total  liabilities and stockholder's    1,354,835  1,548,556    510,813
equity (deficit)                    ======================================

Risk Factors

  Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

  Risks Related to the Company

Because  Our Company Has Had A History Of Losses Since Inception,
There Is Doubt As To Our Ability To Continue As A Going Concern.

  We have had a history of losses since inception, and according to our auditors, our operations raise substantial doubt as to our ability to continue as a going concern. For the year ended December 31, 2001, we had revenues of US$1,054,807 and a net loss of US$1,109,501, while the preceding year of December 31, 2000, we had revenues of US$628,201 and net loss of US$281,874. We will continue to lose money unless we generate sufficient revenues and cash flows or obtain adequate financing through private or public offerings of our debt or equity. We will not be profitable until we establish a broader customer base for our services and derive substantial revenues from our sale of our services. The above outlined capital problems could negatively impact the value of our Company's common shares and could result in the loss of your entire investment.

Our Competitors May Force Us Out of Business.

  We face indirect competition from several leading freight forwarders and logistics service providers. From the commercial segment, a leading trading company in Hong Kong, who has claimed to be a supply chain management company, is targeted as our prime competitor.

  Our competitors, such as freight forwarders and other logistics service providers, are all tackling the business from the transportation and distribution perspective, rather than the vertical supply chain service activities. Our main competitor in the supply chain management field specializes in garments and apparels sourcing; therefore, since our company is focused on the hard goods categories such as toys and home improvement hardware, we foresee limited direct competition. Intense competition could lead to reductions in our service fee and commission fee incomes. As a result of competition, our revenues and profit margins may decline and our business, financial condition and results of operations could be adversely affected.

We  Are  Heavily Dependent On Service And Purchase Contracts  For
Current Revenues.

  A large percentage of our revenues is derived from both fees and profits generated from the invoice value of the goods purchased on behalf of our customers and fees and commissions from logistics services performed by our company. Currently, we have secured purchase contracts with Pacific Playthings, a division of Toys R Us; Tractor Supply Company Inc.; Imperial Distributors, Inc.; North American Bear Company; and Procepts L.P. in addition to service contracts with Action Products Inc. In 2001, purchase contracts with Pacific Playthings contributed approximately US$535,842 to sales revenues, which represented almost 51% of our sales. In addition, Tractor Supply Company Inc. accounted for 29.8% of sales, or approximately US$314,332. In light of the intense competition and market conditions, there can be no assurances that there will be no default on either party to or early termination of the existing and future service or purchase contracts in order to sustain and achieve our current and future revenues.



PAGE-6-



We Have Spent A Significant Amount Of Resources On Developing Our
Software  And There Is Guarantee That We Will Realize Any  Income
By Having Done So.

  Our initial software development and programming costs amount to US$550,000. Since our software is under development, our company has not commenced any sales and marketing of the software to potential customers. Therefore, our company does not have any indication whether any licensing fees or other income will be realized from the development of our software.

Our Reliance On Suppliers, Manufacturers And Service Providers In
China Could Expose Us To International Risks.

  We are heavily reliant on suppliers, manufacturers and service providers in China to fulfill our specific purchase and service contracts from our customers. The risks associated with doing business in foreign markets mainly relate to the political environment in each particular country and its impact on our ability to enforce the stipulations set forth in each individual contract. The risk of a potential default due to the varieties of conducting business outside the U.S. does exist and should be considered before making an investment in our Company. While our directors, management and officers do not limit our sourcing, procurement and logistics activities in China, it is anticipated that we will continue to carry out a substantial portion of our operational activities in China. Therefore, the operational aspect of our business may be subject to changes in the economic, political and social conditions in China. There can be no assurances that such changes will not cause significant delays in the execution of the contemplated business plan by other directors, officers and management.

We  Have Not Conducted Formal Studies To Determine The Market For
Our Services, And Thus We Are Unable To Guarantee That There Is A
Demand For Supply Chain Management Services.

  We have relied on the assumptions, considerations and judgment of our directors, management and officers in the formation of our business plan. No formal independent market studies concerning the demand for our proposed services and products have been conducted or proposed. If there is no demand for our services, we will be unable to generate revenues and will be forced to cease our operations.

Our  Operations  Are Largely Dependant Upon The  Efforts  Of  Our
Executive  Officers and Key Employees.  The Loss Of Any  Of  Them
Could Jeopardize Our Continued Operations.

  Our ability to successfully offer our products and implement our business growth strategy requires an effective planning and management process. We are dependent upon the efforts of our senior officers and directors, consisting of Mr. Thomas Chu, Ms. Pauline Chu, Mr. Eddie Chow and Mr. Hardy Lok. In addition, we are reliant upon the service of our executive managers Mr. Simon Tam and Mr. John Zheng. Given that each of these individuals contributes to the management and direction of our company, their loss could affect our ability to continue as a going concern.

  Risks Related to the offering

We  May  Not  Be Able to Attain Profitability without  Additional
Funding, Which May Be Unavailable.

  We have limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. If our capital requirements are greater than our cash inflows, we may be forced to seek financing from public of private sources through sales of our debt or equity securities.

  If we are unable to secure sufficient capital, our ability to pursue our business and growth strategy and our results from operations may be impaired. We cannot guarantee you that our estimates of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. If we fail to raise any needed additional funds, we may not be able to attain profitability. In addition, it is possible that raising additional funds will result in substantial additional dilution of your investment.



PAGE-7-



A  Market  May  Not Develop For Our Company's Stock  Because  Our
Company's Common Stock May Not Be Included In A Quotation System.

  Before this offering, there has been no public trading market for our common stock. We seek to have our shares of common stock trade in the over-the-counter market on the Over-the-Counter Bulletin Boardr, an inter-dealer automated quotation system for equity securities not included in the Nasdaq Small Cap MarketSM or National Market. If we are unable to include our shares of common stock for quotation on the Bulletin Board we expect our shares to trade on the NQB Pink Sheetsr published by the Pink Sheets, LLC. Although the Bulletin Board has recently begun to receive greater recognition from the brokerage community, the trading volume of securities quoted on the Bulletin Board is normally substantially less than that of securities traded on the Nasdaq Small Cap Market SM and National Markets. Trading volume in Pink Sheet securities is substantially less than that of Bulletin Board securities.

  You may have more difficulty selling our securities or obtaining price quotations than if our stock was listed on the Nasdaqr or a national securities exchange, particularly if our shares are traded on the Pink Sheetsr. Because our common stock is not listed on any national securities exchange, our common stock may not be easily traded, not only in the amount of shares that could be bought and sold, but also through delays in the timing of transactions, and lower prices for our shares of common stock than might otherwise be obtained. Other drawbacks would include a reduction in the number of securities analysts who follow our common stock and a lack of news media coverage for our company.

Our  Stock Is A Speculative Investment That May Result In  Losses
To Investors.

  As of the date of this registration statement, there is no public market for our common stock. This registration statement is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, we cannot assure you that a meaningful trading market will develop. We make no representation about the value of our common stock.

  If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by us or our competitors, general conditions in service industries, and other events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors   May  Have  Difficulty  Liquidating  Their  Investment
Because  Our  Stock  Is  Likely To  Be  Subject  To  Penny  Stock
Regulation.

  The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Purchasers  in  this  Offering Will  Have  Limited  Control  Over
Decision-Making Because Our Principal Stockholders, Officers  and
Directors  Control  the  Majority of Our Issued  and  Outstanding
Common Stock.

  Our directors and executive officers and their affiliates beneficially own 86.87% of the outstanding common stock. As a result of such ownership, investors will have no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. This concentrated ownership further limits the power to exercise control by the minor shareholders.



PAGE-8-



There  Are  Shares Available For Resale Under  Rule  144  Of  The
Securities Act, As Amended.  If These Shares Are Sold In The Open
Market,  The  Price  Of  Our  Common  Stock  Could  Be  Adversely
Affected.

  All of the presently outstanding shares of common stock, aggregating 35,533,333 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our directors and officers collectively own an aggregate of 30,866,666 restricted shares or 86.87% of the aggregate shares of common stock for which the one year holding period has expired. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special Note Regarding Forward-Looking Statements

  This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

  The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products and services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

  There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. However, the forward-looking statements contained herein are not covered by the safe harbors created by Section 21E of the Securities Exchange Act of 1934.

Item 4.  Use of Proceeds.

  We  will  receive  gross proceeds of $5,000 from  the  sale  of
618,497   shares  of  our  common  stock.   The  costs  of   this
registration are expected to exceed the gross proceeds we expect to receive. There will be no net proceeds.

  The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Item 5.  Determination of Offering Price.

  The  offering  price of the common stock has  been  arbitrarily determined  and bears no relationship to any objective  criterion
of  value.   The  price  does not bear any  relationship  to  our
assets, book value, historical earnings or net worth.

  The common stock offered by the selling shareholders may be offered at market prices at the time of sale, prices related to market prices or negotiated prices. Thus, the offering price for the shares being sold by the selling shareholders is indeterminate as of the date of this prospectus.



PAGE-9-




Item 7.  Selling Security Holders.

  The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete.

  The shares offered for sale by the selling shareholders constitute all of the shares known to us to be beneficially owned by the selling shareholders. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling          Number      Number     Number    Shares     Percent-
Security Holder            of          of         of      Bene-      age
                         Shares      Shares     Shares    ficially   Bene-
                         Bene-       Offered    to be     Owned      ficially
                         ficially      by       Acquired  after      Owned
                         Owned       Selling      in      the        after
                         before      Share-      this     Offering   the
                         the         holders    Offering    (1)      Offering
                         Offering     (1)        (1)                  (1)
                          (1)                    (2)
------------------------------------------------------------------------------
Hardy Kung  Chin        3,250,000   2,000,000      -     1,250,000    3.46%
Lok(3) (6)
King K. Yu (4)          2,000,000   2,049,725    49,725       -        -
(6)
Richard Che             2,000,000   2,000,000      -          -        -
Keung Wong(5)(6)
William and Lisa             -         69,615    69,615       -        -
Lam (7)
Hidy Sau Ching               -         19,890    19,890       -        -
Tsui
Wilfred Chun                 -         19,890    19,890       -        -
Ning Liu
Ka Yiu Ip                    -         19,890    19,890       -        -
Chung Ho Po                  -         19,890    19,890       -        -
Poh Hock Neo                 -         39,780    39,780       -        -
Agnes Ching-Mei              -         19,890    19,890       -        -
Chan
Kai Hon Chan                 -         19,890    19,890       -        -
Ching Yee Chan               -         29,835    29,835       -        -
Brett Bleazard               -            845       845       -        -
Nick Pelletiere              -          1,790     1,790       -        -
Ron Davis                    -          2,735     2,735       -        -
Cheryl Curtis                -         19,890    19,890       -        -
Tia Owen                     -         31,589    31,589       -        -
Dana Anderson                -         15,912    15,912       -        -
Eileen Anderson              -         10,442    10,442       -        -
Nicole Anderson              -          2,486     2,486       -        -
Eric Anderson                -          2,486     2,486       -        -
Kyle Anderson                -          2,486     2,486       -        -
Destiny Anderson             -          2,486     2,486       -        -
Ballycastle                  -          7,459     7,459       -        -
Enterprises
Redmoor                      -          7,459     7,459       -        -
Holdings, Ltd.
Coalition                    -          4,973     4,973       -        -
Partners, Inc.
Omawag, Inc                  -          3,978     3,978       -        -
Steel On Target,             -          3,978     3,978       -        -
Inc.
Delos Capital                -          9,945     9,945       -        -
Growth, LLC
William R. Cook              -          9,945     9,945       -        -
Ray Nance                    -         25,609    25,609       -        -
Frank Sherman                -         12,034    12,034       -        -
Gary Tovar                   -            995       995       -        -
Jeff Bradley                 -         24,614    24,614       -        -
Richard Chor-Wah Lum         -         26,520    26,520       -        -
Lun Ton Cheng                -         13,260    13,260       -        -
Barton Giles                 -             99        99       -        -
Briana Brown                 -             50        50       -        -
Sabrina Dero'Hanessian       -             99        99       -        -
                             -             597      597       -        -



PAGE-10-




 Theresa
 and Ken Guralnik            -             597      597       -        -
 Jeffrey Bleazard            -             298      298       -        -
 Karl Hugh                   -             298      298       -        -
 Rudolph Estrada             -             497      497       -        -
 Burke S. Woolsey            -             249      249       -        -
 Curtis Liquin               -             597      597       -        -
 Clark AAA Service, Inc.     -             995      995       -        -
 Clearwater Purveyors, Inc   -           3,978    3,978       -        -
 Herbert M. Goldman          -              99       99       -        -
 Ron and Christine Hubel     -              99       99       -        -
 Martin S. Wilner            -             497      497       -        -
 Bluestar Capital            -           1,989    1,989       -        -
 Partners, LLC
 William M.                  -             149      149       -        -
 Somers
 Jeralyn Goldman             -              99       99       -        -
 Etan H. Goldman             -              99       99       -        -
 Andrew Austin               -             497      497       -        -
 Dartmoor                    -           9,945    9,945       -        -
 Networking, Inc
 Ventuors Inc                -             497      497       -        -
 Johns Landing               -           3,381    3,381       -        -
 Partners, LLC
 NVP Resources,              -           5,967    5,967       -        -
 LLC
 Manchester USA,             -          19,890   19,890       -        -
 Inc
 Asian Alliances,            -           5,967    5,967       -        -
 Inc
 Don Ehrlich                 -             995      995       -        -
 David Capaldi               -              99       99       -        -
 Denford                     -              99       99       -        -
 Investments
 William J.                  -           1,989    1,989       -        -
 Garrison
 Lisa Kelley                 -              99       99       -        -
 Western States              -           1,989    1,989       -        -
 Contracting,
 Inc.
 Anthony Wright              -             497      497       -        -
 RAAD Limited                -             298      298       -        -
 Partnership
 Jeff Adams                  -             995      995       -        -
 Jennifer Dawn               -              99       99       -        -
 Hayes
 Jared Adams                 -              99       99       -        -
 David Cupaldi               -              99       99       -        -
 Michael Paige               -             199      199       -        -
 Etan H. and                 -             199      199       -        -
 Renee Goldman
 Herbert M.                  -             298      298       -        -
 Goldman
 Great Trades                -             497      497       -        -
 Inc.
 Mike King                   -             497      497       -        -
 David Rogers                -             298      298       -        -
------------------------------------------------------------------------------

  (1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security, including the power to dispose of, or to direct, the disposition of a security.

  (2) The number of shares to be acquired in this Offering represents the number of shares each of the Yellowstone stockholders will receive from the Yellowstone distribution of 618,497 shares of our common stock being registered in this Registration Statement.

  (3) Hardy Kung Chin Lok first bought 2,000,000 shares of our common stock for a cash consideration of US$200.00 when we were first formed and registered as a Blank Check Company under the Securities and Exchange Act of 1934. From May 1999 to September 2000, Mr. Lok served as our Director/Chairman of the Board. Mr. Lok was replaced as the Chairman of Board by Mr. Thomas Yan Chuen Chu, but has remained as our Director since September 2000 after we effected a merger with Supply Chain Services Limited in August 2000.

  (4) King Kwok Yu bought 2,000,000 shares of our common stock for a cash consideration of US$200.00 when we were first formed and registered as a Blank Check Company under the Securities and Exchange Act of 1934. From May 1999 to September 2000, Mr. Yu served as our Director. Mr. Yu resigned as our Director in September 2000 after we effected a merger with Supply Chain Services Limited in August 2000. From May 2000 through January 29, 2002, when he resigned, Mr. Yu was our Secretary, Treasurer and Controller on a part-time basis. Since March 2001, Mr. Yu has been a Director and the President of Yellowstone Corporate Services, Inc. In February 2002, we entered into an arrangement with Yellowstone to sell 618,497 shares of our common stock at US$5,000.00 after we registered these shares under the Securities Act of 1933. Yellowstone will then distribute these shares to its  stockholder at the ratio of 1 share of our common  stock  to
10.06 shares of Yellowstone common stock. Mr. Yu holds 500,000 shares of Yellowstone common stock, and will receive 49,725 shares of our common stock as a result of the distribution. Yellowstone is a Reporting Company under the Securities and Exchange Act of 1934 and had 77 registered stockholders as of July 29, 2002.



PAGE-11-



  (5) Richard Che Keung Wong bought 2,000,000 shares of our common stock for a cash consideration of US$200.00 when we were first formed and registered as a Blank Check Company under the Securities and Exchange Act of 1934. From May 1999 to September 2000, Mr. Wong served as our Director/Vice Chairman of the Board. Mr. Wong resigned as our Director in September 2000 after we effected a merger with Supply Chain Services Limited in August 2000. Mr. Wong served as our Vice President-Corporate Development from September 2000 through January 29, 2002, when he resigned.

  (6) Messrs. Lok, Yu and Wong are registering a total of 6,000,000 shares of our common stock as selling securities holders in this Registration Statement because the shares they received were issued by a Blank Check Company. In accordance with a staff interpretation dated January 21, 2000 issued by the Division of Corporation Finance of the SEC ("DCF") on "free trading status of securities initially issued by blank check companies in a number of factual scenarios", it implies that in most, if not all, cases, the resale of securities of Blank Check Companies is restricted and such securities can only be resold through registration under the Securities Act. In addition, Rule 144 would not be available to promoters or affiliates of blank check companies or to their transferees either before or after a business combination with an operating company or other person. Messer. Lok, Yu and Wong therefore register the shares they originally subscribed when our company was firstly formed as a Blank Check Company.

  (7) William Lam and Lisa Lam, husband and wife, are the beneficial shareholder of Sharpsville Investments Ltd ("Sharpsville") and Wellco USA, Inc. ("Wellco"). Sharpsville and Wellco are both Yellowstone stockholders and will receive 19,890 shares and 49,725 shares, respectively, of our common stock in the Yellowstone distribution of 618,497 shares of our common stock.

Item 8.  Plan of Distribution.

  This Offering relates to 618,497 shares of common stock offered for sale by us, and 6,000,000 shares of common stock offered for resale by selling security holders.

  We are offering 618,497 shares of our common stock to be sold to Yellowstone Corporate Services, Inc. Yellowstone is purchasing the common stock offered hereunder with a view to subsequent distribution to its stockholders. Yellowstone is therefore an "underwriter" as defined in Section 2(11) of the Securities Act. We do not have an underwriting agreement with Yellowstone, and Yellowstone is not entitled to any direct compensation in any form from us for acting as an underwriter in this offering. Yellowstone is a consulting firm with its principal executive office in Hong Kong offering services to assist small to medium sized Asian based companies attain listing status in the United States.

  The selling security holders are offering 6,000,000 shares of our common stock. The security holders purchased these shares for a total cash consideration of US$600.00 when we were first formed and registered as a Blank Check Company under the Securities and Exchange Act of 1934. The security holders may sell some, all or none of the shares at market prices at the time of sale, prices related to market prices, or negotiated prices. The shares will not be sold in an underwritten public offering.



PAGE-12-



  The  shares may be sold directly or through brokers or dealers.
The methods by which the shares may be sold include:

  1. Purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
  2. Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
  3.   Privately negotiated transactions.

  The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

  Brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resale, may receive or pay commissions.

  The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

  The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

  We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may elect not to sell any or all of their shares.

  Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

  We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.



PAGE-13-



  The Underwriter and any other person participating in the sale or distribution of the stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the stock by the Underwriter or any other such person. The foregoing may affect the marketability of the stock.

Item  10.   Directors, Executive Officers, Promoters and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

  Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. Our Board of Directors has no nominating, auditing or compensation committees.

  The following table sets forth certain information regarding our executive officers and directors as of the date of this registration statement:

      Name        Age    Position and Office    Current Period of
                                Held                Service
-----------------------------------------------------------------
Thomas Yan Chuen  54   Chairman of the Board    May 23, 2002 -
Chu (1)(2)(3)              and President         May 23, 2003

Pauline Wai Man   31          Director          May 23, 2002 -
Chu (1)(2)(3)                                    May 23, 2003

Eddie Chow(3)(4)  45          Director          May 23, 2002 -
                                                 May 23, 2003

Hardy Kung Chin   52          Director          May 23, 2002 -
Lok (3)(5)                                       May 23, 2003

Footnotes:

  (1)   Mr.  Thomas Yan Chuen Chu is the natural father  of  Miss
Pauline Wai Man Chu. There are no other family relationships among our directors and officers.

  (2) Mr. Thomas Yan Chuen Chu and Miss Pauline Wai Man Chu also serve as Directors of the Company's wholly-owned subsidiaries, Supply Chain Services Limited and Leader Industrial Group Limited. Miss Pauline Wai Man Chu is also the General Manager of Supply Chain Services Limited and Leader Industrial Group Limited.

  (3) All current Directors hold office until the next annual meeting of the stockholders, currently scheduled for May 23, 2003 and until successors have been elected and qualified. Executive Officers are appointed by the Board of Directors at meetings of the Directors and hold office until they resign or are removed from office.

  (4)   Mr.  Eddie  Chow is also the Vice President  of  Business
Development and Logistics of Supply Chain Services Limited.

  (5) Mr. Hardy Kung Chin Lok holds executive positions with several property and construction companies, a consulting and advisory services company and a cold storage company in Hong Kong, all of which have business activities dissimilar to those of our Company. He spends a minimum of 4 hours per month on our business affairs.

Background  of  Directors,  Executive  Officers,  Promoters   and
Control Persons

  Set forth below are summary descriptions containing the names of the past and present directors and officers of the Company, and the commercial and educational experience of each during at least the past five years:



PAGE-14-



  Thomas Yan Chuen Chu has served in executive positions with a number of companies in Hong Kong in fields related to our business. He joined TCA (Hong Kong) Limited and TCA Group Inc. of Massachusetts, USA in 1984 as the President and Chief Executive Officer of the group. TCA (Hong Kong) Limited and TCA Group Inc. were principally involved in toy design, marketing and distribution in the U.S.A. and in the manufacturing of toys in China. In 1993, Mr. Chu became the President of High Progress Limited, a Hong Kong-based company engaged in the manufacturing, marketing and distribution of toys. From 1994 to 1996, Mr. Chu became Senior Vice President of Pam & Frank Industrial Limited, a company listed on the Stock Exchange of Hong Kong, with the responsibilities of overseeing China operations and supervising US operations, including warehousing, distribution and national sales and marketing. Pam & Frank Industrial Limited was a company engaged in the manufacturing and exporting of sporting goods. In May 1996, Mr. Chu became the Vice President of the Hong Kong operations of USCL, a logistics service provider. In 1998, Mr. Chu was appointed as the Chief Financial Officer of United States Consolidation Limited, and in 1998, Mr. Chu became Executive Vice President of operations in Asia. Mr. Chu was responsible for management of the Asian operations, encompassing trucking, warehousing, consolidation and other logistics activities. In September 2000, Mr. Chu joined the Company as Chairman of the Board, Director and President. Since October 2000, Mr. Chu has served Supply Chain Services Limited and Leader Industrial Group Limited as Managing Director on a full-time basis.

  Pauline Wai Man Chu graduated with a Bachelor of Arts Degree and Cum Laude Distinction in Economics from Wellesley College in Massachusetts in 1992. Between 1992 and 1996, Ms. Chu held a number of executive positions with international financial institutions, including Citibank N.A. and Ernst & Young. From June 1996 to June 1998, Ms. Chu was Associate for the Structured Finance Dept at Banco Santander S.A. in Hong Kong. In June 1998, Ms. Chu joined Bank of Boston as Manager of Structured Finance in Hong Kong. In August 1998, Ms. Chu joined LIGL as Business Development Manager, responsible for all day-to-day activities of its toy trading business. In March 1999, Ms. Chu became a shareholder and director of Supply Chain Services Limited upon its incorporation. In April 1999, Ms. Chu became General Manager of both Supply Chain Services Limited and Leader Industrial Group Limited. Since September 2000, Ms. Chu also became a Director of our Company. Ms. Chu is responsible for all day-to-day operations for the group, including merchandising, customer service and marketing.

  Hardy Kung Chin Lok received a Bachelor of Science Degree in Civil Engineering from the University of Manchester - Institute of Science & Technology in 1972. From 1976 to the present, Mr. Lok has been with John Lok & Partners, Ltd. and The Sun Company, Ltd., both in Hong Kong, and is currently serving as Managing Director of both entities. In May 1999, Mr. Lok formed the Company with Mr. Richard Che Keung Wong and Mr. King Kwok Yu. From May 1999 to September 2000, Mr. Lok served as a Director/Chairman of the Board to Paddington Inc. Mr. Lok was replaced as the Chairman of Board by Mr. Thomas Yan Chuen Chu, but remains as a Director of the Company in September 2000 after the Company effected a merger with Supply Chain Services Limited in August 2000. Mr. Lok also serves as a Director to several property and construction companies in Hong Kong, a consulting and advisory services company in Hong Kong.

  Eddie Chow graduated with a Bachelor of Science Degree in International Business from Golden Gate University in San Francisco, California in 1992. From 1980 to 1993, Mr. Chow held various supervisory and managerial positions with Trux International Inc., Centra Freight Services Inc. and Tricor International Inc. in San Francisco, California. In 1994, he joined Santa Fe Transport International Ltd. as Operations and Sales Manager, China Dept. From December 1994 to May 1996, he became the Sales & Administration Manager of Metalaire Collection Ltd in Hong Kong. Subsequently, Mr. Chow joined P & O Nedlloyd
(HK) Ltd. as Logistics Manager from May 1996 to February 1998. Mr. Chow became Operations Manager at United States Consolidation Limited from February 1998 to November 2000. In January 2001, Mr. Chow joined Supply Chain Services Limited as Vice President of Business Development and Logistics. He is responsible for the logistics operations and marketing of Supply Chain Services Limited's logistics business. Since February 2002, Mr. Chow has served as a Director of our Company.

Item  11.   Security Ownership of Certain Beneficial  Owners  and
Management.

  The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.



PAGE-15-



Title     Name, Title and Address(1)       Amount         Percent of
 Of     of Beneficial Owner of Shares        of             Class
Class                                     Beneficial
                                          Ownership(2)
                                                        Before    After
                                                        Offering  Offering(3)
-----------------------------------------------------------------------------
Common  Gi-Tech Developments Limited (4)  25,299,999     71.20%    69.98%
       (fbo   Thomas  Yan  Chuen   Chu,
       President and Director)

Common  Hardy Kung Chin Lok, Director      3,250,000      9.15%     3.46%(5)

Common  Pauline Wai Man Chu, Director      1,366,667      3.85%     3.78%

Common  Eddie Chow, Director                 950,000      2.67%     2.63%
-----------------------------------------------------------------------------
       All Directors and Officers as a    30,866,666     86.87%    79.96%
       group (6 persons)
-----------------------------------------------------------------------------
Common  Richard Che Keung Wong             2,000,000      5.63%     0.00%(5)
       13B, Wyndham Place
       40-44 Wyndham Street
       Central, Hong Kong

Common  King Kwok Yu                       2,000,000      5.63%     0.00%(5)
       Suite 1201 Alexandra House
       16-20 Chater Road
       Hong Kong

Footnotes

  (1)   The address of each executive officer and director is c/o
Supply  Chain  Services, Inc., 8/F Guangdong Textile  Centre,  22
Minden Avenue, Tsimshatsui, Kowloon, Hong Kong.

  (2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

  (3)   Assumes  the sale of the maximum amount of this  offering
(618,497 shares of our common stock) by Supply Chain Services, Inc.

  (4) GI-Tech Developments Limited is a privately held corporation organized under the laws of the British Virgin Islands. Mr. Thomas Yan Chuen Chu is the direct and beneficial owner of all of the issued and outstanding common stock of GI-Tech Developments Limited and as such has beneficial ownership of all 25,999,999 shares of our common stock now owned by GI-Tech Developments Limited.

  (5) Messrs. Lok, Wong and Yu are registering for sale in this registration statement 6,000,000 shares of common stock collectively. Each is registering 2,000,000 shares of his personal holdings. The percentage of class after the offering for these individuals assumes the sale of all of the shares offered hereby.

Item 12.  Description of Securities.

  Our authorized capital stock consists of 120,000,000 shares of common stock, with a par value of $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001.

  The holders of our common stock:

  1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
  2. Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
  3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
  4. Are entitled to one vote per share on all matters on which stockholders may vote.



PAGE-16-



  All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

  We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

  Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

  As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

  After  this  offering,  we will furnish its  shareholders  with
annual   financial   reports   certified   by   our   independent
accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Item 13.  Interest of Named Experts and Counsel.

  None.



PAGE-17-



Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

Indemnification of Directors and Officers

  Our  Articles of Incorporation, its Bylaws and certain statutes provide  for the indemnification of a present or former  director
or  officer.   We  refer  you  to  Item  24  "Indemnification  of
Directors and Officers," on page 63.

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Organization Within Last Five Years.

  Supply Chain Services, Inc. was originally incorporated in the State of Delaware on March 29, 1999.

  Please refer to Item 16 "Description of Business," below.

Item 16.  Description of Business.

A.  Business Development and Summary

  We were incorporated in the State of Delaware on March 29, 1999 under the name of Paddington Inc. Subsequently, on August
31,  2000,  we  changed our name from Paddington Inc.  to  Supply
Chain Services Inc.

  On August 28, 2000, we completed a stock-for-stock merger transaction in which we acquired Supply Chain Services Limited and its wholly-owned subsidiary, Leader Industrial Group Limited. In accordance with the merger, we acquired 10,000 shares of common shares, par value HK$1 per share, representing all of issued and outstanding shares of Supply Chain Services Limited for an aggregate price of $2,733.33. In exchange, we issued 25,299,999 shares of our common stock to Gi-Tech Developments Limited, 1,366,667 shares of our shares to Miss Pauline Wai Man Chu and 666,667 shares of our common stock to Mr. Tze Tat Fung.

  Our subsidiary, Leader Industrial Group Limited, was incorporated in Hong Kong on September 10, 1997 with an authorized share capital of HK$10,000. Mr. Thomas Yan Chuen Chu and Mr. Jerry Wai Leung Yip were appointed Directors of Leader Industrial Group Limited on September 29, 1997. Mr. Jerry Wai Leung Yip resigned from his directorship on March 23, 2001 and replaced by Ms. Pauline Wai Man Chu as Director on the same date. Leader Industrial Group Limited commenced business mainly in the trading of toys in April 1998. All the then issued and outstanding common shares of Leader Industrial Group Limited were owned by Gi-Tech which was 100% beneficially owned by Mr. Thomas Yan Chuen Chu.

  On March 12, 1999, Supply Chain Services Limited, formerly known as "China Park Development Limited," was incorporated in Hong Kong. 95% of the issued and outstanding common shares of Supply Chain Services Limited were owned by Gi-Tech and therefore beneficially owned by Mr. Chu. 5% of the issued and outstanding common shares of Supply Chain Services Limited were owned by Fully Glory and beneficially owned by Miss Pauline Wai Man Chu. Mr. Chu, Ms. Pauline Wai Man Chu and Mr. Jerry Wai Leung Yip were appointed as Directors on April 21, 1999. Supply Chain Services Limited commenced business as a supply chain management services provider in April 1999. Also in April 1999, Supply Chain
Services Limited acquired the entire issued and outstanding common shares of Leader Industrial Group Limited. On July 12, 1999, Mr. Jerry Wai Leung Yip resigned as Director, and Mr. Thomas Yan Chuen Chu was appointed in his place.



PAGE-18-



  On September 4, 2000, Messrs. King Kwok Yu and Richard Che Keung Wong resigned their positions as our Directors, and Mr. Thomas Yan Chuen Chu and Miss Pauline Wai Man Chu were appointed as Directors in their place, with Mr. Thomas Yan Chuen Chu as Chairman of the Board. On the same day, Mr. King Kwok Yu also resigned his position as President, but continues to act as our Treasurer, Secretary and Controller. Mr. Thomas Chu replaced Mr. Yu as President. Mr. Richard Che Keung Wong continues as Vice President of Corporate Development. Mr. Hardy Kung Chin Lok resigned as Chairman of the Board but remains as a Director.

  On January 29, 2002, Mr. King Kwok Yu resigned from his officer position of Treasurer, Secretary and Controller, and Mr. Richard Che Keung Wong resigned from his officer position of Vice President of Corporate Development. On January 29, 2002, Mr. Eddie Chow was appointed Director.

B.  Business of Issuer

Principal services and principal markets

  Our company is primarily engaged in the provision of supply chain and logistics management services, including out-sourcing, procurement, production supervision, quality control, transportation logistics and distribution services, to overseas customers. Our business objectives are:

1. To enhance our clients' efficiency and profitability through cost reduction and margin improvement in the supply chain,
2.   To provide services in the sourcing of merchandise and
3. To identify cost-effective and time-efficient methods of transporting and distributing the merchandise.

  We intend to provide a "one-stop" solution to customers through working closely with the operating units in each process of the supply chain, which consists of outsourcing, procurement and purchase order management, production follow-up, quality control, transportation and logistics. On the logistics front, we offer shipment booking, consolidation, co-packing, warehouse storage, inventory control, vendor compliance and other value added services. Its current product focus comprises toys, cut and sew products (luggage sets and stuffed toys), seasonal as well as home improvement hardware manufactured in Asia. Our management expects to diversify the focus into other product categories, so as to minimize any seasonal impact on the business.

  We provide our services on an as-needed basis. Typically, a customer will place a purchase orders for goods, and we will oversee the flow of the transaction from the beginning at the placement of the order to delivery of the finished product. Our customers include Pacific Playthings (a division of Toys R Us), Tractor Supply Company, Inc., Imperial Distributors, Inc. and North American Bear Company, Inc. An example of the terms of a standard contract are as follows:

             Rights/Payments  Rights/Payments   Conditions   Termination
 Material    Due Supply       Due Other         to be Met    Provisions
Obligations  Chain            Party
------------------------------------------------------------------------
We oversee   Customer         Deliver the       Products      Per
product      pays for         finished          are to be     shipment
sourcing     the cost of      product to        delivered     basis.
and          the goods,       customer as       per a         Contracts
development, plus an          ordered.          defined       may also be
purchase     additional                         schedule,     cancelled
order        percentage                         with an       for
management,  as our                             optional      untimely
supervise    fees.                              extension     non-timely
production                                      that may be   delivery.
and oversee                                     granted by
quality                                         the
control.                                        customer.
In certain                                      If the
cases, we                                       schedule is
will also                                       not met,
manage                                          the
fulfillment.                                    contract is
                                                cancelled.
------------------------------------------------------------------------



PAGE-19-



  Headquartered in Hong Kong, we have representative offices in Shenzhen, China and San Antonio, Texas, United States to co-ordinate the processes of sourcing, procurement, production, quality control and logistics activities. We also have sales representatives carrying out marketing activities in the United States, specifically, Texas, Massachusetts, New York, Pennsylvania, New Jersey, Kansas, California and Florida.

  We are internally developing a proprietary web-based supply chain management system comprising of ten main modules and over 30 sub-modules. A module is a section of software that performs specific functions. Each module is interlinked to other modules in our system by purchase order number, item number, customer identification and other reference codes that we have programmed into the software. Our supply chain software, "Vertical Track," is our proprietary internet-based software, initially programmed by a sub-contractor, Greatming Technology Limited, and now developed and programmed in-house by our internal Information Technology team, and consulted upon by our management. Management believes that our software will improve information flow, shorten communication lag time, enhance tracking of supply chain activities, namely sourcing, procurement, production, inventory control, quality control and logistics on a pro-active basis. The software is designed to service our associates, as well as any company, regardless of whether users are retailers, distributors, manufacturers, freight forwarders or logistics companies, who are purchasing, manufacturing or transporting their goods or cargoes from or into Asia. As well as providing a platform for continuous interactive relationships between users, vendors and our Company, Vertical Track allows unlimited and multi-level user access, by predetermining the levels of authorization. Apart from offering an array of standardized reports, users are also able to create their own reports using specific data selected from the database.

  The ten main modules covering all phases of Vertical Track are as follows:

1.   Purchase Order Management
2.   Shipping Order Booking
3.   Sourcing
4.   Warehousing System
5.   Production Tracking
6.   Customs Clearance Tracking
7.   Quality Control
8.   Payment and Invoicing
9.   Trade Financing
10.  Shipment Tracking

  The  Purchase  Order Management System, Shipment  Tracking  and
Warehouse Management Modules are currently being used by our associates in their day-to-day merchandising, procurement and logistics operations.

Industry background and competition

  The supply chain management business consists of managing various activities in the entire merchandise flow from product development, manufacturing, shipping, warehousing to delivery in order to bring products to customers faster, better, and at the lowest cost. The entire process is considered the supply chain.

  Traditionally, the marketing, distribution, planning, manufacturing and the purchasing functions were conducted and managed independently. These organizations had their own objectives, which were often conflicting. The supply chain management concept was conceived as a strategy to integrate and aggregate the autonomous functions.

  When supply chain management is implemented for international trade, it becomes global supply chain management. Global supply chain management has more components than local supply chain management because international trades involve custom clearance, cross border shipping and international payments with different currencies. Global supply chain management's major challenge is to integrate the various components with different business cultures and trade practices into an efficient global supply chain. We believe the key benefits from supply chain management, all of which ultimately translate into improved profitability, to include:

1.   Replenish out-of-stock items more regularly;
2.   Reduce working capital & inventory;
3.   Reduce back-room space;
4.   Reduce warehouse space;
5.   Reduce inventory risk (especially fashion goods);
6.   Shorten product development time;
7.   Reduce ordering lead time; and
8.   Increase on-shelf product choice.



PAGE-20-



  Several key disadvantages of supply chain management are:

1. The scope of our services is very broad and requires an investment in time spent coordinating between each party involved in each stage of the supply chain.
2. Customers may become dependent upon a third-party supply chain service provider and may be unable to internalize the process in the future, if required.
3. Supply chain management can be applied to any product, which, although beneficial in that it allows us to potentially diversify our customer base, may make it difficult for us to adapt to industries in which our management has no experience or expertise.

  Currently, we face competition from several leading freight forwarders and service providers. It is difficult to assess the size of our competitors' share of the market for global supply chain management services, as some of our competitors are privately-held or divisions within larger entities. Our management believes that the following potential barriers to entry in the supply chain management market will prevent competitive development:

1. Supply chain service providers require a contact database of suppliers and manufacturers in each product category the service provider intends to operate. Our management believes that developing such a database is time intensive, thus any potential competition may expend significant effort and may take years to build a database of contacts. In addition, there can be no guarantee that any of the contacts will enter into a service contract.
2. Supply chain service providers must have experience managing suppliers and manufacturers to ensure smooth production. We believe that knowledge and experience in a product category are essential to managing the supply chain process for that product.
3. Technology, although being made increasingly accessible, is still a barrier to becoming a supply chain service provider. Without efficient and customizable software and other information technology, we believe that a service provider cannot deliver consistent and current information flow to its customers. Such software can also be cost prohibitive for certain prospective industry participants.
4. The supply chain process is not limited to product development and manufacturing; it also includes transportation logistics. Potential competitors may be unable to incorporate both sourcing, procurement and logistics under one management.

Dependence on one or a few major customers

  As of June 30, 2002, we have 18 customers, who are retailers, importers, distributors, product development companies and manufacturers based in North America. Our customers include:
Pacific Playthings (a division of Toys R Us (Hong Kong) Limited, Tractor Supply Company Inc., Imperial Distributors Inc., Continental Conair Limited and North American Bear Company.

  Details of individual customers accounting for more than 5% of the Company's sales and services for the years ended December 31, 2000 and December 31, 2001 are as follows:

                                  2001                2000
         Customer Name          %     US$           %       US$
------------------------------------------------------------------
   Pacific Playthings         50.80%  $535,842      -         -
   (Division of Toys R Us)

   Tractor Supply Company     29.80%  $314,332      -         -
   Inc

   Sears Roebuck & Co           -         -       26.90%  $168,986

   Imperial Distributors       6.90%   $72,782      -         -
   Inc.

   North American Bear Co.     5.27%   $55,588     9.90%   $62,192
   Inc.



PAGE-21-



  As of August 5, 2002, our subsidiary Supply Chain Services Limited entered into purchase contracts with Pacific Playthings, for the sale and delivery of children's hand tool sets and activity sets for a total amount of US$559,564. We expect additional purchase contracts to be contracted with Pacific Playthings in the third and fourth quarters of 2002.

  As of July 4, 2002, our subsidiary Supply Chain Services Limited entered into purchase contracts with Tractor Supply Company, Inc., for the sale and delivery of hardware products for a total amount of US$610,600. We expect additional purchase contracts to be contracted with Tractor Supply Company Inc. in the third and fourth quarters of 2002.

Effect of existing or probable government regulations

  A number of legislative and regulatory proposals under consideration by federal, state, local, and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third party activities and jurisdiction. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition. Prohibition and restriction of Internet content could dampen the growth of Internet use, decrease the acceptance of the Internet as a communications and commercial medium, expose us to liability, and/or require substantial modification of our products and services, and thereby have a material adverse effect on our business, results of operations, and financial condition.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable the extent to which the cost of such activities are borne directly by customers;

  Initially development and programming of our supply chain software were out-sourced to a third-party software service provider. However, due to our financial constraints, this service agreement was terminated in September 2001. We began system analysis and design on January 3, 2001. As of June 30, 2002, Purchase Order Management, Shipping Order Booking, Payment & Invoicing and Shipment Tracking modules have been completed and are currently being used by our employees. Our IT team continues to work on the software development for the modules - sourcing, production tracking, warehouse system, customs clearance, trade finance and quality control. Remaining modules of the software are expected to be completed by February 2003. The cost of software development is fully borne by our Company.

Number of total employees and number of full time employees

  As of June 30, 2002, we have 21 full time and eight part time employees in Hong Kong, China and the United States under our subsidiary, Supply Chain Services Limited. Our sales representatives in the United States are not engaged under any employment contracts by the Company or its subsidiaries, but instead are compensated for their services on a commission scale, ranging from 1% to 5% of sales achieved. Additional employees will be hired as required.

Item 17.  Management's Discussion and Plan of Operation.

  This  section  must  be read in conjunction  with  the  Audited
Financial Statements included in this registration statement.

Results of Operations

  We experienced greater business during the first three months ended March 31, 2002 compared to the same period in 2001. For the period ended March 31, 2002, our sales and services totaled US$196,757 as opposed to US$40,861 during the first three months of 2001. This represented an approximately 382% gain. We believe the increase in sales & services was a result of the expansion of product categories being handled for Tractor Supply Company Inc. and new business generated from new customers who engaged the Company's services in 2002.



PAGE-22-



Gross Profit

  Our initial gross profit for the period from January 1, 2002 to March 31, 2002 was US$22,216. Our gross profit increased 78%, or US$12,471, over the first three months of 2001. We have been operating at a higher gross margin as a result of the re-negotiations on service scope and service charge structure with its customers in 2001.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses for the three months ended March 31, 2002 was US$325,085, as compared to
US$236,073  for  the  three months ended March  31,  2001.   This
represented an increase of approximately 38%. The primary reasons for the rise in selling, general and administrative expenses was due to substantial increase in selling expenses from US$801 for the three months ended March 31, 2001 to US$49,446 for the three months ended March 31, 2002, as we engaged more sales representatives and consequently, costs associated with trade shows, traveling and marketing were incurred.

Operating Loss

  Our operating loss for the three months ended March 31, 2002 was US$342,717, as compared to an operating loss of US$239,832 for the three months ended March 31, 2001. Operating loss rose significantly due to the substantial rise in selling expenses and higher depreciation and amortization on computer hardware and development costs.

Known Trends Likely To Have Material Impact On Net Sales, Revenue
Or Income

  Our net loss for the three months ended March 31, 2002 was US$352,808, as compared US$240,419 for the same period last year.
The loss was primarily attributable to the substantial increase in selling, general and administrative expenses.

Internal and External Sources of Liquidity

  Our net cash provided by operating activities was US$3,723 for the three months ended March 31, 2002, as compared to net cash applied to operating activities of US$234,639 for the three months ended March 31, 2001. The decrease in net cash was attributed to a comparably high net loss, deferred development costs and increases in due to stockholders.

  Our management believes that current cash flows are insufficient to meet our present growth strategies and related working capital and capital expenditure requirements. Our management currently anticipates the need to raise additional capital. We cannot be certain that additional funds will be available on satisfactory terms when needed, if at all. However, we cannot assure you that we will be able to raise enough capital to stay in business. If we raise additional funds by issuing equity securities or debt securities that are convertible into equity securities, of which there are no agreements or arrangements to do so, the percentage ownership of our stockholders will be reduced and those securities may have rights and preferences that are senior to the common stock.

  We  do  not  anticipate  purchasing or  selling  any  plant  or
significant  equipment during the next 12  months.   Our  capital
expenditures will be consistent with anticipated growth in our operations, infrastructure and personnel.

  We do not believe that there will be significant research and development expenses during the next 12 months.

Material   Commitments  For  Capital  Expenditures  And  Expected
Sources Of Funds

  The   remaining  modules  in  our  supply  chain  software  are
expected  to be completed by our in-house IT team.  The cost  for
completion   of  the  remaining  modules  of  our   software   is
approximately US$260,625.



PAGE-23-



Known  Trends Likely To Have A Material Impact On Short  Or  Long
Term Liquidity

  General and administrative expenses for the year ending 2001 increased to US$1,229,088 from US$389,539 for the year ending 2000, a widening of approximately 215.52%. Primary reasons for the higher general and administrative expenses are due to substantial increase in auditor's remuneration and legal fees related to the listing exercise, expansion of office facilities, rise in staff employment and higher travel expenses for the marketing of supply chain services in the U.S. Since our management does not have immediate plans for the addition of new staff or expansion of operations, adverse material impacts on short term liquidity are not expected. Our long term liquidity will rely on the amount to be raised from our initial public offering.

  Since our management does not have immediate plans for any addition of new staff or expansion of operations, adverse material impacts on short term liquidity are not expected. Our long term liquidity will rely much on the success of our initial public offering.

Income Tax And Other Taxes.

  We  are  in  compliance with all payments of the relevant  Hong
Kong   corporate  taxes  and  U.S.  federal  taxes  and  Delaware franchise taxes.

Seasonal Aspects Having A Material Effect On Financial Conditions
Or Results Of Operations.

  Currently, many of the products we are currently handling for customers are toys. As such, our customers experience greater activity during the last quarter of the year, as United States consumers look to purchase holiday gifts. We also handle hardware for one of our customers, a product which is more likely to be purchased by United States consumers in the first and second quarters of the year. We expect to continue to diversify into other products that may not be as affected by seasonal changes.

Item 18.  Description of Property.

  We have entered into a tenancy agreement dated July 26, 2001 with Chinasound Limited in respect of leasing the office premises at 8th Floor of Guangdong Textile Centre, No. 22, 24 and 26, Minden Avenue, Kowloon, Hong Kong for the term commencing from May 7, 2001 to December 5, 2002. We, as tenants were granted two rent-free periods commencing from May 7, 2001 to May 21, 2001. The monthly rental of US$2,196.67 and air-conditioning and management charges of US$1,225.00 is payable in advance on the 7th day of each calendar month.

  Through our wholly-owned subsidiary Supply Chain Services Limited, we have entered into a tenancy agreement dated January 11, 2000 with Chinasound Limited in respect of leasing the office premises to be occupied as the Company's new showroom at 5th Floor of Guangdong Textile Centre, No. 22, 24 and 26, Minden Avenue, Kowloon, Hong Kong for a term of two years commencing from December 6, 2000 to December 5, 2002. We, as tenants have been granted two rent-free periods commencing from December 6, 2000 to February 5, 2001 and from October 6, 2002 to December 5, 2002. The monthly rental of US$2,196.67 and air-conditioning and management charges of US$1,225.00 is payable in advance on the 7th day of each calendar month.

  Through our wholly-owned subsidiary Leader Industrial Group Limited, we have entered into a tenancy agreement dated October 21, 2000 with Shek Kwu Investments Limited in respect of leasing the premises at Flat B, 1st Floor of Tower II and car parking space No. 6 on 2nd Level of Ruby Court, No. 55 South Bay Road, Hong Kong as staff quarters for our President and Director, Mr. Thomas Chu. The term is for two years commencing from October 21, 2000 to October 20, 2002. The monthly rental of US$5,294.87 is payable on the 21st day of each calendar month. Upon giving two month's prior written notice, we are entitled to early termination of this tenancy agreement however, not earlier than December 20, 2001 or unless and until 14 month's rent have been paid.

  Through our wholly-owned subsidiary Supply Chain Services Limited, we have entered into a office lease contract dated January 15, 2001 with Tibet Jin Sheng Company Limited in respect of leasing the 220 square-meter office premises situated at Room 1501 & 1508, East Tower, Yi Hai Plaza, Cheng Ye Road, Nanshan District, Shenzhen Municipality, China for a term of one year commencing from February 1, 2001 to January 31, 2002. The monthly rental of US$642.57 is payable in advance on or prior to the fifth day of each calendar month. We are also obligated to pay two-thirds of payment of utility fees, sanitation fees and building management fees.

  Through our wholly-owned subsidiary Supply Chain Services Limited, we have entered into a lease contract dated February 1, 2001 with Mr. Shao Lin Zheng in respect of leasing the 92 square-meter staff quarters situated at Room 601, Unit 3, Nan Shui Garden, Nanshui Buxing Street, Nanshan District, Shenzhen Municipality, China for a term of 2 two years commencing from February 19, 2001 to August 18, 2001 with an option to renew the lease for a further term of two years. The monthly rental of US$180.72 is payable in advance on or prior to the fifth day of each calendar month. We are also obligated to pay water, electricity and telephone charges, gas fees, sanitation fees and building management fees.



PAGE-24-



Item 19.  Certain Relationships and Related Transactions.

  Our original founding shareholders, Messrs. King Kwok Yu, Richard Che Keung Wong and Hardy Kung Chin Lok, each still hold their original shareholding of 2,000,000 shares of our common stock each. These shareholders are registering for sale of 6,000,000 shares of our common stock collectively in this registration statement. From May 1999 to September 2000, Mr. Yu served as our Director. Mr. Yu resigned as our Director in September 2000 after we effected a merger with Supply Chain Services Limited in August 2000. From May 2000 through January 29, 2002, when he resigned, Mr. Yu was our Secretary, Treasurer and Controller on a part-time basis. Since March 2001, Mr. Yu has been a Director and the President of Yellowstone Corporate Services, Inc. In February 2002, we entered into an arrangement with Yellowstone to sell 618,497 shares of our common stock at US$5,000.00 after we registered these shares under the Securities Act of 1933. Yellowstone will then distribute these shares to its  stockholder at the ratio of 1 share of our common  stock  to
10.06 shares of Yellowstone common stock. Mr. Yu holds 500,000 shares of Yellowstone common stock, and will receive 49,725 shares of our common stock as a result of the distribution. Yellowstone is a Reporting Company under the Securities and Exchange Act of 1934 and had 77 registered stockholders as of July 29, 2002. Richard Che Keung Wong bought 2,000,000 shares of our common stock for a cash consideration of US$200.00 when we were first formed and registered as a Blank Check Company under the Securities and Exchange Act of 1934. From May 1999 to September 2000, Mr. Wong served as our Director/Vice Chairman of the Board. Mr. Wong resigned as our Director in September 2000 after we effected a merger with Supply Chain Services Limited in August 2000. Mr. Wong served as our Vice President-Corporate Development from September 2000 through January 29, 2002, when he resigned. Hardy Kung Chin Lok first bought 2,000,000 shares of our common stock for a cash consideration of US$200.00 when we were first formed and registered as a Blank Check Company under the Securities and Exchange Act of 1934. From May 1999 to September 2000, Mr. Lok served as our Director/Chairman of the
Board. Mr. Lok was replaced as the Chairman of Board by Mr. Thomas Yan Chuen Chu, but has remained as our Director since September 2000 after we effected a merger with Supply Chain Services Limited in August 2000..

  As part of the stock-for-stock merger transaction in August of 2001 as described in Part I, Item 16. "Description of Business", we issued 25,299,999 shares of the Company to Gi-Tech
Developments Limited, a company incorporated in the British Virgin Islands, which our current President and Chairman of the Board, Mr. Thomas Yan Chuen Chu, is the beneficial owner of all of its issued and outstanding common stock. One of our current Directors, Miss Pauline Wai Man Chu, received 1,366,667 shares of our shares in connection with the transaction.

  On November 27, 2000, we entered into an agreement with Mr. Hardy Kung Chin Lok in which Mr. Hardy Kung Chin Lok received an additional 1,250,000 shares of our common stock in exchange for the cash consideration of US$ 250,000, and for which we made a filing on Form 8-K with the Securities and Exchange Commission in connection with the above transaction on December 7, 2000.

  On December 5, 2000, Mr. Eddie Chow purchased 700,000 shares of our common stock in exchange for cash consideration of US$140,000. On March 29, 2001, we subsequently issued Mr. Eddie Chow an additional 250,000 shares of common stock in exchange for cash consideration of US$50,000. Both stock issuances were made in accordance with Section 4(2) of the Securities Act of 1933, as amended. Mr. Eddie Chow has been an employee of Supply Chain Services Limited since January 2001 and on February 5, 2002, he was appointed as a Director of our company.

  Our President and Chairman of the Board, Thomas Yan Chuen Chu, through his company, Gi-Tech Developments Limited lent monies to our subsidiaries, Supply Chain Services Limited and Leader Industrial Group Limited, in the amount of US$752,418 as of March 31, 2002. Instead of capitalizing or converting the loans into equity, Gi-Tech and Supply Chain Services Limited as well as Gi-Tech and Leader Industrial Group Limited entered into two Subordination Agreements, where Gi-Tech agreed that it would not seek to reclaim interests on the outstanding debts, and outstanding principals will not be repaid unless there is a liquidation or winding up of Supply Chain Services Limited or Leader Industrial Group Limited. Furthermore, the outstanding debts will not be secured, pledged, assigned or subject to a setoff or counterclaim. In January 2001, Gi-Tech and SCSL as well as Gi-Tech and Leader Industrial Group Limited entered into Supplementary Subordination Agreements to state that the Subordination Agreements did not apply to moneys that Supply Chain Services Limited and Leader Industrial Group Limited may owe to Gi-Tech on or after January 1, 2001.



PAGE-25-



  Thomas Yan Chuen Chu, through his company, Gi-Tech Developments Limited entered into a loan agreement with our subsidiary, Supply Chain Services Limited, for the amount of approximately US$80,455 over the period January to March 2001. Under the loan agreement, the outstanding debt will not be subject to interest payments and will be repayable within 12 months. Such outstanding debt will remain unsecured by any mortgage, charge, debenture or other security.

  A short term loan was obtained by Supply Chain Services Limited on June 28, 2001 from a financial institution in Hong Kong. Digital World Finance Limited and is guaranteed by our President, Mr. Thomas Yan Chuen Chu. Interest on loan is accrued at 2% per annum above the best lending rate for Hong Kong Dollars as announced from time to time by the Hong Kong and Shanghai Banking Corporation Limited from June 28, 2001 to October 15, 2001 and 4% per annum above the best lending rate thereafter. The loan has passed its original maturity date of October 15, 2001 and remains unpaid. On June 24, 2002, Supply Chain Services Limited and Digital World Finance Limited entered into a Deed of Debts Rescheduling for the debt equivalent to US$1,238,472 to be repaid on September 23, 2002. Interest on the debt is accrued from March 18, 2002 at the rate of 2% per annum above the best lending rate for Hong Kong Dollars from time to time announced by The Hongkong and Shanghai Banking Corporation Limited. Supply Chain Services Limited and Supply Chain Services, Inc. have consented to a share charge, if executed would constitute a first fixed legal charge over the following:

1. 25,299,999 shares of common stock of Supply Chain Services Inc, having a par value of US$0.0001 per share currently held by Gi-Tech Developments Limited and such additional shares in the capital of Supply Chain Services Inc. of whatever class as may at any time hereafter be subscribed or acquired by Gi-Tech Developments Limited or Mr. Thomas Chu;
2. A first assignment of all further shares, warrants, securities, rights, benefits, dividends, interests, distribution and other money or property accrued, paid, offered or derived the Company; and
3. A first assignment of Mr. Thomas Chu's right to and interest in all moneys, amounts and payment owing to him by Supply Chain Services Inc and a subordination by way of trust of all moneys, amounts and payments to which Mr. Thomas Chu may become entitled to receive or recover for whatever reason from Supply Chain Services Inc.

Item  20.   Market  for  Common Equity  and  Related  Stockholder
Matters.

Market Information

  As of the date of this registration statement, there is no public market in our common stock. This registration statement is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Supply Chain Services and our management make no representation about the value of our common stock.

  As of the date of this registration statement,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, our common equity; and
2. Other than the stock registered under this registration statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

  As of July 12, 2002, we have 35,533,333 shares of common stock outstanding. Of the 35,533,333 shares of common stock outstanding, 30,866,666 shares or 86.87% of common stock are beneficially held by the directors and officers of the Company. All shares of common stock registered pursuant to this registration statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.



PAGE-26-



  In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year , including "affiliates", may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

  As of the date of this registration statement, we have approximately 35,533,333 shares of $0.001 par value common stock issued and outstanding held by approximately seven shareholders of record. Our Transfer Agent will be Pacific Stock Transfer Company, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120, phone (702) 361-3033.

          Shareholder             Amount Held
--------------------------------------------------
Gi-Tech Developments Limited      25,299,999
(Thomas Yan Chuen Chu)

Hardy Kung Chin Lok               3,250,000

King-Kwok Yu                      2,000,000

Richard Che Keung Wong            2,000,000

Pauline Wai Man Chu               1,366,667

Eddie Chow(1)(2)                    950,000

Tze Tat Fung                        666,667
                               ------------------
Total Issued and Outstanding     35,533,333
                               ==================
Notes:

  (1) On December 5, 2000, we entered into a subscription agreement with Mr. Eddie Chow in which Mr. Eddie Chow received
700,000 shares of our common stock in exchange for the cash consideration of US$140,000.

  (2) On March 29, 2001, we entered into another subscription agreement with Mr. Eddie Chow in which Mr. Eddie Chow received 250,000 shares of common stock in exchange for the cash consideration of US$50,000. Mr. Eddie Chow is an employee of Supply Chain Services Limited since January 2001 and currently holds the position of Manager.

Dividends

  We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.



PAGE-27-



Item 21.  Executive Compensation.


                    Summary Compensation Table

                 Annual                  Long-Term Compensation
              Compensation
            ----------------         -----------------------------

 Name and    Year  Salary Bonus  Other   Restric-   Securities  LTIP   All
Principal         (US$)   ($)   Annual    ted      Underlying  Pay-  Other
 Position                       Compen-  Stock      Options    outs  Compen-
                                sation   Awards       (#)      ($)   sation
                                 ($)       ($)                        ($)
-----------------------------------------------------------------------------
Mr. Thomas   2002          -      -         -          -        -      -
Chu (1)
President    2001  17,419  -      -         -          -        -      -

             2000  12,903  -      -         -          -        -      -

Ms. Pauline  2002    -     -      -         -          -        -      -
Chu
General      2001  79,208  -      -         -          -        -      -
Manager of
SCSL         2000  35,225  -      -         -          -        -      -

Mr. Eddie    2002    -     -      -         -          -        -      -
Chow
Vice         2001  50,322  -      -         -          -        -      -
President -
Business     2000  46,452  -      -         -          -        -      -
Development
& Logistics
of SCSL

Footnote:

  (1) Thomas Yan Chuen Chu - Our wholly-owned subsidiary, SCSL has entered into two contracts with Thomas Chu in relation to his employment and services to SCSL. However, as of this date, no amounts due and owing to Mr. Chu were ever paid by SCSL, and pursuant to two Release Agreements dated March 27, 2001 between Mr. Chu and SCSL, Mr. Chu waived, released and discharged all claims to past remuneration due and owing in connection with the two agreements previously signed with SCSL. Mr. Chu agreed to forfeit his salaries and bonus for the period October 2000 to December 2000. Mr. Chu further waived, released and discharges all claims to past, present or future compensation for service fees due and owing in connection to the Consultation Service Agreement signed between Mr. Chu and SCSL.

Directors' Compensation

  Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses. We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Stock Option Plan And Other Long-term Incentive Plan

  We currently do not have existing or proposed option/SAR grants.





PAGE-28-



Item 22.  Financial Statements.

                        TABLE OF CONTENTS


The following documents are filed herewith:


  a) Supply Chain Services, Inc.

Report of Independent Public Accountants

Audited Consolidated Balance Sheets as of December 31,  2000
and 2001

Audited Consolidated Statements of Operations for the years ended December 31, 2000 and 2001

Audited  Consolidated Statements of Changes in Stockholders'
Equity for the years ended December 31, 2000 and 2001

Audited Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 2001

Notes to Consolidated Financial Statements


Consolidated  Balance  Sheets  as  of  December   31,   2001
(Audited) and March 31, 2002 (Unaudited)

Unaudited Consolidated Statements of Operations for the three months ended March 31, 2001 and 2002

Unaudited    Consolidated   Statements   of    Changes    in
Stockholders' Equity for the three months ended March 31, 2001 and 2002

Unaudited Consolidated Statement of Cash Flow for the three months ended March 30, 2001 and 2002

Notes to Consolidated Financial Statements












PAGE-29-








          SUPPLY CHAIN SERVICES INC.




          CONSOLIDATED FINANCIAL STATEMENTS




          FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001

















PAGE-30-



SUPPLY CHAIN SERVICES INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001





CONTENTS                                             Pages

Report of Independent Public Accountants              1 to 2

Consolidated Balance Sheets                              3

Consolidated Statements of Operations                    4

Consolidated Statements of Changes in Stockholders'      5
Equity

Consolidated Statements of Cash Flow                     6

Notes to Consolidated Financial Statements            7 to 19


















PAGE-31-




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To  the  Stockholders and the Board of Directors of Supply  Chain
Services Inc.:


We have audited the accompanying consolidated balance sheets of Supply Chain Services Inc. (the "Company"), a company incorporated in the State of Delaware, United States of America, formerly known as Paddington Inc., and Subsidiaries (the "Group") as of December 31, 2000 and 2001, and the related consolidated statements of operations, cash flow and changes in stockholders' equity for the years ended 31 December, 2000 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Supply Chain Services Inc. and Subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for the years ended December 31, 2000 and 2001 after giving retroactive effect to the acquisition of Supply Chain Services Limited and Leader Industrial Group Limited as a reverse acquisition as described in Note 3 to the accompanying financial statements, in conformity with generally accepted accounting principles in the United States of America.









                                                   (Cont'd . p.2)

PAGE-32-F1



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (Cont'd)



The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Group as a going concern. However, the Group has incurred a significant loss for the year ended December 31, 2001 which followed a loss for the year ended December 31, 2000. As at December 31, 2001, current liabilities exceed current assets by a substantial amount. These factors raise substantial doubts about the ability of the Group to continue as a going concern. In this regards, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of its common stock or through a possible business combination with another company. There is no assurance that the Group will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.










ARESON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS


DATED  May 9, 2002  HONG KONG



PAGE-33-F2



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2000 AND 2001
(Amounts expressed in United States dollars)

                                     Notes    2001         2000

                                                $            $
ASSETS
Current assets:
Cash and bank deposits                         9,237      191,762
Inventories                            6     239,236         -
Accounts receivable, net of
allowances of $751
  (2000: $8,906)                             328,041      120,689
Other  receivables and  prepayments,
net of allowances of
  $12,883 (2000: Nil)                        101,781      111,910
Deposits                                      40,928       32,872
Due from stockholders                  7       7,958        7,958
                                           ----------   -----------
Total current assets                         727,181      465,191

Furniture,  fixtures, equipment and    8     271,379       45,622
capital lease, net
Software development costs             9     549,996         -
                                           ----------   -----------
Total assets                               1,548,556      510,813
                                           ==========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current    10      26,600       16,129
portion
Accounts payable                             982,365      112,840
Other payables and accrued                   445,920      171,677
liabilities
Deposits from customers                      148,285        1,605
Due to a stockholder                   7         219          219
Taxes payable                                  1,325       13,781
Short term loan                       11     258,064         -
                                           ----------   -----------
Total current liabilities                  1,862,778      316,251
Capital lease obligations, non-       10      36,490       32,258
current portion
Loans from a stockholder               7     563,233       66,748
                                           ----------   -----------
Total liabilities                          2,462,501      415,257
                                           ----------   -----------
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value,
20,000,000 shares
  authorized; none issued and        12(a)      -            -
outstanding
Common stock, $0.0001 par value,
120,000,000 shares
  authorized; 35,533,333 shares and
35,283,333 shares
  issued and outstanding at December
31, 2001 and
  December 31, 2000 respectively     12(b)     3,553        3,528

Additional paid-in capital                   429,821      379,846
Stock subscription receivable                   -         (50,000)
Retained earnings (deficit)           13  (1,347,319)    (237,818)
                                           ----------   -----------

Total stockholders' equity (deficit)        (913,945)      95,556
                                           ----------   -----------
Total liabilities and stockholders'        1,548,556      510,813
equity (deficit)                           ==========   ===========

The notes on pages 7 through 19 are an integral part of the consolidated financial statements.



PAGE-34-F3



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001
(Amounts expressed in United States dollars)




                              Notes       2001           2000
                                            $              $

Sales and services                     1,054,807        628,201
Cost of sales and services              (807,991)      (501,204)
                                      ------------   ------------
Gross profit                             246,816        126,997
Commission income                          1,611         10,580
Retainer fee                               6,000         34,000
                                      ------------   ------------
                                         254,427        171,577
Selling expenses                         (32,253)       (40,348)
General   and  administrative         (1,229,088)      (389,539)
expenses
Depreciation and amortization            (74,820)       (30,977)
                                      ------------   ------------
Operating loss                        (1,081,734)      (289,287)
Other income                               8,771          3,032
Interest expense                         (36,568)        (3,945)
                                      ------------   ------------
Loss before income taxes              (1,109,531)      (290,200)
Income tax credit              14             30          8,326
                                      ------------   ------------
Net loss                              (1,109,501)      (281,874)
                                      ============   ============
Basic and diluted loss per     15         (0.03)         (0.00)
common share                          ============   ============

Weighted average number of
common
  shares outstanding           15     35,473,744     33,466,894
                                      ============   ============




The notes on pages 7 through 19 are an integral part of the consolidated financial statements.




PAGE-35-F4



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001
(Amounts expressed in United States dollars)




                       Common stock
                    -----------------                 Stock        Retained
                     Number              Additional   sub-         earnings
                       of                             scription
                     shares    Amount    paid-in      receivable   (deficit)
                                         capital
                                 $          $            $             $

Balance as  of     33,333,333  3,333.33     -            -           44,056
December 31, 1999

Issuance of new     1,950,000    195.00  389,805         -             -
shares

Receivable from
stockholder for
purchase of shares       -          -       -         (50,000)         -


Share issue costs        -          -     (9,959)        -             -

Net loss from
January 1, 2000
to December  31,         -          -       -            -         (281,874)
2000               ----------  ----------------------------------------------

Balance as of      35,283,333  3,528.33  379,846      (50,000)     (237,818)
December 31,
2000

Issuance of new       250,000     25.00   49,975         -             -
shares

Subscription             -          -       -          50,000          -
received

Net loss from
January 1, 2001 to
December 31, 2001        -          -       -            -       (1,109,501)
                   ----------  ----------------------------------------------
Balance as of      35,533,333  3,553.33  429,821         -       (1,347,319)
December 31,       ==========  ==============================================
2001

The historical stockholders' equity accounts of the Company as of December 31, 1999 have been retroactively restated to reflect the issuance of 27,333,333 shares of common stock of par value $0.0001 each on September 4, 2000 in connection with the acquisition of subsidiaries as described in Notes 1 and 3 to these financial statements.



The notes on pages 7 through 19 are an integral part of the consolidated financial statements.




PAGE-36-F5



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001
(Amounts expressed in United States dollars)


                                                   2001         2000
                                                     $            $
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                       (1,109,501)    (281,874)

Adjustments to reconcile net loss to  net
cash
    provided   by  (paid  for)  operating
activities:
  Depreciation and amortization                    74,820       30,977
  Reversal of deferred taxes                         -          (8,984)
Decrease/(increase) in operating assets:
  Inventories                                    (239,236)        -
  Accounts receivable                            (207,352)     (85,126)
  Other receivables and prepayments                10,129      (85,925)
  Deposits                                         (8,056)     (25,625)
  Due from stockholders                              -          (7,958)
Increase/(decrease)     in      operating
liabilities:
  Accounts payable                                869,525      112,840
  Other payables and accrued liabilities          274,243      140,016
  Deposits from customers                         146,680       (1,424)
  Due to stockholders                             496,485       46,824
  Taxes payable                                   (12,456)         658
                                               ------------  -------------
Net cash provided by (paid for) operating         295,281     (165,601)
activities                                     ------------  -------------

CASH FLOW FROM INVESTING ACTIVITIES
Software development costs                       (549,996)        -
Purchase of furniture, fixtures,                 (270,387)     (11,648)
equipment                                      ------------  -------------

Net cash used in investing activities            (820,383)     (11,648)
                                               ------------  -------------
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                  100,000      330,041
Repayment of capital element of capital           (15,487)     (16,129)
lease obligations
Short term loan raised                            258,064         -
                                               ------------  -------------
Net cash provided by financing activities         342,577      313,912
                                               ------------  -------------
Net increase/(decrease) in cash and bank         (182,525)     136,663
deposits

Cash and bank deposits at beginning of            191,762       55,099
year                                           ------------  -------------

Cash and bank deposits at end of year               9,237      191,762
                                               ============  =============
Supplementary disclosures of cash flow
information:
Cash paid during the year for:
Interest                                           14,599        3,945
                                               ============  =============
Income taxes                                       12,426         -
                                               ============  =============
Supplementary disclosures of noncash
investing activities:
Capital lease obligations for the                  30,190         -
purchase of motor vehicle                      ============  =============




The  notes  on  pages 7 through 19 are
an integral  part  of  the
consolidated financial statements.




PAGE-37-F6



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts  expressed in United States dollars unless otherwise stated)


1             ORGANIZATION AND PRINCIPAL ACTIVITIES

     Supply Chain Service Inc. (the "Company"), formerly known as Paddington Inc., was incorporated in the State of Delaware, United States of America, on March 29, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business. On August 28, 2000, the Company acquired 100% equity interest in Supply Chain Services Limited ("SCSL") and its wholly-owned subsidiary, Leader Industrial Group Limited ("LIGL"), in a transaction which is described below in this Note.

     During the period from March 29, 1999 (date of incorporation) to August 28, 2000 (date of acquisition of SCSL and its wholly-owned subsidiary, LIGL by the Company), the Company's sole asset was cash on hand in the amount of $600 and the Company was considered as a Development Stage Enterprise.

     Acquisition of SCSL and its wholly-owned subsidiary LIGL

     On August 28, 2000, the Company consummated a stock-for-stock merger transaction whereby the Company acquired, for an aggregate price of $2,733.33, 10,000 shares of common shares, par value HK$1 each, representing all of the issued and outstanding shares of SCSL in exchange for the issuance by the Company of 27,333,333 shares of its common stock to Gi-Tech Developments Limited ("Gi-Tech") and Miss Pauline Wai Man Chu ("the SCSL stockholders"), and a designee of Gi-Tech pursuant to the Share Exchange Agreement signed on the same date by and amongst the Company and the SCSL stockholders. Gi-Tech is a company incorporated in the British Virgin Islands and Mr. Thomas Yan Chuen Chu ("Mr. Chu") is the beneficial owner of all of its issued and outstanding common stock, and as such is the beneficial owner of all 25,299,999 shares of the Company now owned by Gi-Tech. In connection with the transaction, Gi-Tech designated Mr. Tze Tat Fung to receive 666,667 shares of common stock of the Company. Miss Pauline Wai Man Chu received 1,366,667 shares of the Company's shares in connection with the transaction.

     LIGL was incorporated in Hong Kong on September 10, 1997 and commenced business mainly in the trading of toys in April 1998. All the then issued and outstanding common shares of LIGL were owned by Gi-Tech which was 100% beneficially owned by Mr. Chu.



PAGE-38-F7



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts  expressed in United States dollars unless otherwise stated)


1             ORGANIZATION AND PRINCIPAL ACTIVITIES (Cont'd)

     On March 12, 1999, SCSL was incorporated in Hong Kong. 95% of the issued and outstanding common shares of SCSL were owned by Gi-Tech and were therefore beneficially owned by Mr. Chu. 5% of the issued and outstanding common shares of SCSL were owned by Miss Pauline Wai Man Chu. SCSL commenced business as a supply chain management services provider in April 1999. In April 1999, SCSL acquired the entire issued and outstanding common shares of LIGL. After the acquisition, Gi-Tech remained 100% beneficially owned by Mr. Chu, owned indirectly 95% of LIGL'S issued and outstanding common shares and Miss Pauline Wai Man Chu became a 5% indirect shareholder of LIGL.

     SCSL   has   its   headquarters  in  Hong   Kong   and   has
     representative  offices in the People's  Republic  of  China
     (the "PRC") and in Taiwan.


2           GOING CONCERN

     The financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Group as a going concern. However, the Group has incurred a significant loss for the year ended December 31, 2001 which followed a loss for the year ended December 31, 2000. As at December 31, 2001, current liabilities exceed current assets by a substantial amount. These factors raise substantial doubts about the ability of the Group to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of its common stock or through a possible business combination with another company. There is no assurance that the Group will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


3           BASIS OF PRESENTATION

     The acquisition of SCSL and its wholly-owned subsidiary, LIGL, by the Company on August 28, 2000 has been treated as a reverse acquisition since SCSL is the continuing entity as a result of the stock-for-stock merger transaction as described above in Note 1 to the accompanying financial statements. On this basis, the historical financial statements prior to August 28, 2000 represent the consolidated financial statements of SCSL and LIGL.

     The consolidated financial statements of SCSL, and LIGL were prepared on the basis as if SCSL and LIGL had been a single group since September 10, 1997 (the date of incorporation for LIGL and the earliest date covered by this report) since both companies had been under common majority ownership and management, and carried out complimentary business activities since the date of incorporation.



PAGE-39-F8



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


3           BASIS OF PRESENTATION (Cont'd)

     The historical consolidated financial statements as of, and for the period ended, prior to August 28, 2000, are those of SCSL and LIGL.

     The historical stockholders' equity accounts of the Company as of December 31, 1999 have been retroactively restated to reflect the issuance of 27,333,333 shares of common stock of par value $0.0001 each in connection with the acquisition.


4           SUBSIDIARIES

     Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Group") as of December 31, 2001 and December 31, 2000 were as follows:

                                             Percentage of
                             Place of        equity interest
    Name                     incorporation   held              Principal
                                                               activities
  ------------------------   -------------   ---------------   -----------
                                             2001     2000

    Supply  Chain Services    Hong Kong      100%     100%    Supply chain
    Limited                                                   management
                                                              services and
                                                              toy trading


    Leader Industrial         Hong Kong      100%     100%    Toy trading
    Group Limited


5           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of consolidation

     The  consolidated financial statements include the  accounts
     of   the   Company  and  its  subsidiaries.   All   material
     intercompany transactions and balances within the Group have been eliminated on consolidation.

     Furniture, Fixtures, Equipment, Mold and Tools

     Furniture, fixtures, equipment, mold and tools are recorded at cost. Gains or losses on disposals are reflected in current operations. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

     Motor vehicles     3 years
     Others             5 years

     All ordinary repair and maintenance costs are expensed as incurred.



PAGE-40-F9



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


5           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Capital Leases

     Leases that transfer substantially all the rewards and risks of ownership of assets to the Group are accounted for as capital leases. Capital leases are capitalized at the inception of the leases at the lower of the fair value of the leased assets or the present value of the minimum lease payments. Each lease payment is allocated between the capital and finance charges so as to achieve a constant rate on the capital balances outstanding. The corresponding rental obligations, net of finance charges, are included in long term liabilities. The finance charges are charged to the consolidated profit and loss account over the lease periods.

     Assets held under finance leases are included in fixed assets and amortized over the shorter of the lease terms or the useful lives of the assets.

     Software Development Costs

     The Group accounts for internally generated software development costs in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the Group defines as the development of a working model and further defines as the completion of beta testing of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life and changes in technology. Such costs are reported at the lower of unamortized cost or net realizable value. The software development is still in progress and no amortization is charged to date.

     Inventories

     Inventories are stated at the lower of cost, on a first-in first-out basis or market value.

     Revenue Recognition

     Sales are recognized upon delivery of goods and passage of title to customers.

     Deposits or advanced payments form customers prior to delivery of goods and passage of title of goods are recorded as deposits from customers.

     Service income is recognized when the related services are rendered.



PAGE-41-F10



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts  expressed in United States dollars unless otherwise stated)


5            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Income Taxes

     The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. There are no deferred taxes provided in the accounts for the years ended December 31, 2000 and 2001.

     Operating Leases

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

     Foreign Currency Translation

     Transactions in foreign currencies are recorded at the applicable exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable exchange rates ruling at that date. Exchange differences are included in income statement.

     The functional currency of the Company's subsidiaries is the Hong Kong dollar. The financial statements of the subsidiaries have been translated into United States dollars in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation". All
     balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an average exchange rate during the reporting period. The gains or losses resulting from translation are included in stockholders' equity separately as cumulative translation adjustments.

     Earnings (Loss) per Common Share

     Earning (Loss) per common share is computed in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per share" by dividing net income (loss) for each year by the weighted average number of shares of common stock outstanding during the year.




PAGE-42-F11



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in United States dollars unless otherwise stated)


5             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


6              INVENTORIES
                                             2001          2000
                                               $             $

    Toys, at cost                           239,236          -
                                           =========   ========

7             BALANCES WITH STOCKHOLDERS

     Details of the amount due from/to stockholders of the Company are as follows:

                                            2001          2000
                                              $             $
    Due from:

    Mr. King Kwok Yu,
    Mr. Hardy Kung Chin Lok
    & Mr. Richard Che Keung Wong             7,958         7,958
    jointly                                ========      ========

    Due to:

    Mr. King Kwok Yu                           219           219
                                           ========      ========

     The amounts due from/to stockholders are unsecured, non-interest bearing and without pre-determined repayment terms.

    Loans from:

    Gi-Tech  Developments Limited  ("Gi-Tech")  563,233    66,748
                                               =========  ========

     Loans from Gi-Tech are unsecured and non-interest bearing. There exists agreements between the subsidiaries and Gi-Tech whereby $496,485 included in the above loans is not repayable within one year from December 31, 2001 and the balance of $66,748 shall not be repayable or repaid in whole or in part, except in the event of any proceedings analogous to the winding-up, liquidation or dissolution of the subsidiaries.



PAGE-43-F12



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts expressed in United States dollars unless otherwise stated)


8             FURNITURE, FIXTURES, EQUIPMENT AND CAPITAL LEASE

     Furniture, fixtures, equipment and capital lease comprised:

                                            2001          2000
                                              $             $

    Furniture, fixtures and equipment:
    Furniture and fixtures                   7,581         3,778
    Office equipment                        66,032        16,036
    Leasehold improvements                  28,019        11,846
    Mold and tools                         197,474          -

    Capital lease:
    Motor vehicles                         107,066        73,935
                                          -----------  ------------
    Total cost                             406,172       105,595

    Less: Accumulated depreciation and
          amortization
          Furniture, fixtures and          (49,814)      (10,683)
          equipment
          Capital lease                    (84,979)      (49,290)
                                          -----------  ------------
    Furniture, fixtures, equipment and     271,379        45,622
    capital lease, net                    ===========  ============


9             SOFTWARE DEVELOPMENT COSTS
                                            2001          2000
                                              $             $

    Software development costs             549,996          -
    Less: Accumulated amortization            -             -
                                         -----------  ------------
                                            549,996       -
                                         ===========  ============

     Software development costs represent cost incurred in establishing an internet platform to enable the use of a set of proprietary web-based supply chain management software with a view to promote the Group's technology capabilities to potential customers.

     The software is to be used by the Group as well as leased/sold to the public.

     Amortization will be charged after the balance sheet date when the software is put into commercial use.



PAGE-44-F13



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


10           CAPITAL LEASE OBLIGATIONS

     Future minimum lease payments under capital leases, together with the present value of the minimum lease payments, are as follows:

                                            2001          2000
                                              $             $

    Payable:
    Within one year                         30,155        20,000
    In the second year                      30,155        20,000
    In the third to fourth years,           16,898        20,002
    inclusive                             -----------  ------------

                                            77,208        60,002
    Less: imputed interest                 (14,118)      (11,615)
                                          -----------  ------------
    Present value of minimum lease          63,090        48,387
    payments
    Less: current portion                  (26,600)      (16,129)
                                          -----------  ------------
    Non-current portion                     36,490        32,258
                                          ===========  ============

11            SHORT TERM LOAN

     The short term loan was obtained on June 28, 2001 from a financial institution in Hong Kong and is guaranteed by Mr. Thomas Yan Chuen Chu. The loan has passed its original maturity date of October 15, 2001 and remains unpaid as of to-date. Interest on loan is accrued at 2% per annum above the best lending rate for Hong Kong Dollars from time to time announced by the Hong Kong and Shanghai Banking Corporation Limited from the date of drawndown to October 15, 2001 and 4% per annum above the best lending rate thereafter.











PAGE-45-F14



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts expressed in United States dollars unless otherwise stated)


12          SHARE CAPITAL

     (a)          Preferred stock

          The Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $0.0001 each, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

     (b)          Common stock

          The Company is authorized to issue 120,000,000 shares of common stock with a par value of $0.0001 each. During the period from March 29, 1999 (date of incorporation) to September 3, 2000, the Company had 6,000,000 shares of issued and outstanding common stock. On September 4, 2000, the Company issued 27,333,333 shares of common stock of par value $0.0001 each to the SCSL stockholders and a designee of one of the SCSL stockholders in connection with its acquisition of SCSL as described in Notes 1 and 3 to these financial statements. On December 7, 2000, the Company issued 1,250,000 and 700,000 shares of common stock of par value $0.0001 each to Mr. Hardy Kung Chin Lok and Mr. Eddie Chow in exchange for the cash consideration of $250,000 and $140,000 respectively. On March 29, 2001, the Company issued 250,000 shares of common stock of par value $0.0001 each to Mr. Eddie Chow in exchange for the cash consideration of $50,000.


13           RETAINED EARNINGS (DEFICIT)

                                            2001          2000
                                              $             $

    Balance at beginning of year
      As previously reported              (161,746)      103,431
        Adjustments for the cumulative
    effect on prior
      years:
       Change in accounting policy on
    advertising
        subsidies                          (49,291)      (59,375)
      Deferred tax assets reversed         (26,781)         -
                                          -----------  ------------
      As restated                         (237,818)       44,056
    Net loss for the year               (1,109,501)     (281,874)
                                         ------------  ------------

    Balance at end of year              (1,347,319)     (237,818)
                                         ============  ============






PAGE-46-F15



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts expressed in United States dollars unless otherwise stated)


13           RETAINED EARNINGS (DEFICIT) (Cont'd)

     The balance of retained earnings at the end of 2000 has been restated from amount previously reported to reflect a retroactive debit of $76,072 for understatement of expenses ($49,291) and reversal of deferred tax assets ($26,781) in the previous years.

     The understatement of expenses is due to a change in accounting policy on advertising subsidies. Advertising subsidies granted to customers for the promotion of the Group's products were previously capitalized as deferred expenses and amortized on the straight-line method by reference to the period over which the related products are expected to be marketed but not exceeding three years. With effect from January 1, 2001, the accounting policy was changed such that these expenses are fully recognised in the income statement when incurred. In restating the financial statements on the basis of the revised policy, the amount of amortization previously charged was reversed and the amounts of advertising subsidies incurred have been expensed in the income statement of the respective years. Increase (decrease) in income for prior years due to change in this accounting policy are as follows:


                                                $
    For 1999 and before
        $90,250   advertising   subsidies
        incurred net of
        $30,875 amortization reversed        (59,375)

    For 2000
        $24,000   advertising   subsidies
        incurred net of
        $34,084 amortization reversed         10,084
                                            -----------
                                             (49,291)
                                            ===========















PAGE-47-F16



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts expressed in United States dollars unless otherwise stated)


14           INCOME TAXES

     Income tax credit (charge) comprised:
                                            2001          2000
                                              $             $
    Current:
    United States                             -             -
    Hong Kong                                  30           (658)
                                          -----------  ------------
                                               30           (658)
    Deferred:                             -----------  ------------
    United States                             -             -
    Hong Kong                                 -            8,984
                                          -----------  ------------
                                              -            8,984
                                          -----------  ------------
    Income taxes credit                        30          8,326
                                          ===========  ============

     Hong Kong current income taxes credit for the year ended December 31, 2001 represents overprovision of income taxes in prior year. Current income taxes charge for the year ended December 31, 2000 is computed at the Hong Kong statutory rate of 16%.

     Components of deferred tax assets (liabilities) consist of the followings:

                                            2001          2000
                                              $             $
    Deferred tax assets:
    Net operating loss carry forwards      295,032        36,842
    Valuation allowance                   (166,570)      (26,781)
                                          -----------  ------------
                                           128,462        10,061
    Deferred tax liabilities:
    Accelerated                           (128,462)      (10,061)
    depreciation/amortization             -----------  ------------
    allowances

    Net deferred taxes                        -             -
                                          ===========  ============

     Due to the history of losses, the Group does not believe that sufficient objective, positive evidence currently exists to conclude that recoverability of its net deferred tax assets is more likely than not. Consequently, the Group has provided a valuation allowance covering 100% of its net deferred tax assets for the years ended December 31, 2001 and December 31, 2000. There are no deferred taxes provided in the accounts.

     The Group had Hong Kong net operating loss carry forwards of approximately $1,844,000 and $230,000 as at December 31, 2001 and December 31, 2000 respectively. Currently, the net operating loss can be carried forward indefinitely under current Inland Revenue Department regulations.




PAGE-48-F17



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts expressed in United States dollars unless otherwise stated)


15           LOSS PER COMMON SHARE

     The calculations of basic loss per common share for the year ended December 31, 2000 are as follows:

                                                                Shares times
                                     Shares     Fraction of     fraction  of
    Dates outstanding           outstanding     the period        the period
   -------------------------   -------------   -------------   --------------

   January 1 to December 6,      33,333,333       340/365         31,050,228
   2000

   Issuance of shares on
   December 7, 2000               1,950,000
                               -------------

   December 7 to December        35,283,333        25/365          2,416,666
   31, 2000

   Weighted average number of common shares                       33,466,894
   outstanding                                                 ==============

   Net loss for the year                                           ($281,874)
                                                               ==============
   Basic and diluted loss per common share                             (0.00)
                                                               ==============

     The calculations of basic loss per common share for the year ended December 31, 2001 are as follows:

                                                                Shares times
                                     Shares     Fraction of     fraction  of
    Dates outstanding           outstanding     the period        the period
   -------------------------   -------------   -------------   --------------

   January 1 to March 28,        35,283,333        87/365          8,410,000
   2001

   Issuance of shares on
   March 29, 2001                   250,000
                               -------------

   March 29 to December 31,      35,533,333       278/365         27,063,744
   2001                                                        --------------

   Weighted average number of common shares                       35,473,744
   outstanding                                                 ==============

   Net loss for the year                                         ($1,109,501)
                                                               ==============
   Basic and diluted loss per common share                            ($0.03)
                                                               ==============



PAGE-49-F18



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts expressed in United States dollars unless otherwise stated)


16           COMMITMENTS

     The Group leases its office and quarters premises under operating lease arrangements. The leases expire at various dates through 2002. As of December 31, 2001 future minimum lease payments under the non-cancellable operating leases are as follows:

                                                             $

    Year ended December 31, 2002                          117,870
                                                        ===========

     The company paid rental expenses of $123,700 and $29,739 for the  years  ended  December 31, 2001 and December  31,  2000 respectively.


17           SUBSEQUENT EVENT

     The Group is currently negotiating with a financial institution registered in Hong Kong for a term loan of approximately $1,238,000 to replace its existing indebtedness. The directors are of the opinion that the negotiation will be concluded in the near future.















PAGE-50-F19









     SUPPLY CHAIN SERVICES INC.



     CONSOLIDATED FINANCIAL STATEMENTS


















PAGE-51-



SUPPLY CHAIN SERVICES INC.


CONSOLIDATED FINANCIAL STATEMENTS




CONTENTS                                             Pages

Consolidated Balance Sheets as of
  December 31, 2002 (Audited)
  and March 31, 2002 (Unaudited)                         1


Unaudited Consolidated Statements of Operations
   for  the  three months ended March 31, 2001  and      2
2002

Unaudited  Consolidated Statements  of  Changes  in
Stockholders'
  Equity for the three months ended March 31, 2002       3

Unaudited Consolidated Statements of Cash Flow
   for  the  three months ended March 31, 2001  and      4
2002


Notes to Consolidated Financial Statements            5 to 9













PAGE-52-



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in United States dollars)


                                     Notes    March 31,    December 31,
                                                   2002            2001
                                                      $               $
                                             (Unaudited)       (Audited)

ASSETS
Current assets:
Cash and bank deposits                            5,546           9,237
Inventories                           4         365,727         239,236
Accounts receivable                               8,138         328,041
Other receivables and prepayments               143,500         101,781
Deposits                                         41,163          40,928
Due from stockholders                 5           7,958           7,958
                                             ------------    ------------
Total current assets                            572,032         727,181

Furniture,  fixtures, equipment  and  6         253,432         271,379
capital lease, net
Software development costs, net       7         529,371         549,996
                                             ------------    ------------
                                              1,354,835       1,548,556
                                             ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current    8          24,555          26,600
portion
Accounts payable                                992,859         982,365
Other payables and accrued                      503,258         445,920
liabilities
Deposits from customers                          57,818         148,285
Due to a stockholder                  5             219             219
Taxes payable                                         -           1,325
Short term loan                       9         258,064         258,064
                                             ------------    ------------
Total current liabilities                     1,836,773       1,862,778

Capital lease obligations, non-       8          32,397          36,490
current portion
Loans from a stockholder              5         752,418         563,233
                                             ------------    ------------
Total liabilities                             2,621,588       2,462,501
                                             ------------    ------------
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value,
20,000,000 shares
  authorized; none issued and                         -               -
outstanding
Common stock, $0.0001 par value,
120,000,000 shares
  authorized; 35,533,333 shares
issued and outstanding
  at March 31, 2002 and December 31,  10          3,553           3,553
2001
Additional paid-in capital                      429,821         429,821
Retained earnings (deficit)                  (1,700,127)     (1,347,319)
                                             ------------    ------------

Total stockholders' equity (deficit)         (1,266,753)       (913,945)
                                             ------------    ------------

Total liabilities and stockholders'           1,354,835       1,548,556
equity (deficit)                             ============    ============


The accompanying notes are an integral part of these consolidated financial statements.




PAGE-53-F22



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2002
(Amounts expressed in United States dollars)




                                   Notes   Three months ended March 31,
                                           ----------------------------
                                                 2002         2001
                                                    $            $

Sales and services                            196,757       40,861
Cost of sales and services                   (174,541)     (28,390)
                                           ------------   -------------
Gross profit                                   22,216       12,471
Commission income                                   -          659
                                           ------------   -------------
                                               22,216       13,130

Selling expenses                              (49,446)        (801)
General and administrative                   (275,639)    (235,272)
expenses
Depreciation and amortization                 (39,848)     (16,889)
                                           ------------   -------------
Operating loss                               (342,717)    (239,832)
Other income                                      173          381
Interest expense                              (10,264)        (968)
                                           ------------   -------------
Net loss                                     (352,808)    (240,419)
                                           ============   =============
Basic and diluted loss per common   12          (0.01)       (0.00)
share                                      ============   =============

Weighted average number of common
shares outstanding                  12      35,533,333      35,283,333
                                           ============   =============






The accompanying notes are an integral part of these consolidated financial statements.



PAGE-54-F23



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(Amounts expressed in United States dollars)




                            Common stock
                         --------------------   Additional   Retained
                         Number                 paid-in      earnings
                         of shares     Amount   capital     (deficit)
                                      $                     $

Balance as of
December 31,
  2001                   35,533,333    3,553    429,821     (1,347,319)


Net loss from January
1, 2002
  to March 31, 2002               -        -          -       (352,808)
                        ------------  ---------------------------------
Balance  as of  March    35,533,333    3,553    429,821     (1,700,127)
31, 2002                ============  =================================











The accompanying notes are an integral part of these consolidated financial statements.




PAGE-55-F24



SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2002
(Amounts expressed in United States dollars)

                                                 Three months ended
                                                     March 31,
                                               ------------------------
                                                   2002           2001
                                                      $              $
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                       (352,808)      (240,419)
Adjustments to reconcile net loss to net
cash provided by
  (paid for) operating activities:
  Depreciation and amortization                  39,848         16,889
Decrease/(increase) in operating assets:
  Inventories                                  (126,491)             -
  Accounts receivable                           319,903         94,748
  Other receivables and prepayments             (41,719)      (126,291)
  Deposits                                         (235)           971
Increase/(decrease) in operating
liabilities:
  Accounts payable                               10,494        (67,998)
  Other payables and accrued liabilities         57,338         17,732
  Deposits from customers                       (90,467)        (1,605)
  Due to stockholders                           189,185         71,334
  Taxes payable                                  (1,325)             -
                                               ----------    -----------
Net cash provided by (paid for) operating         3,723       (234,639)
activities                                     ----------    -----------

CASH FLOW FROM INVESTMENT ACTIVITIES
Purchase of furniture, fixtures and              (1,276)       (11,045)
equipment                                      ----------    -----------

Net cash used in investing activities            (1,276)       (11,045)
                                               ----------    -----------
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                      -        100,000
                                               ----------    -----------
Repayment of capital element of capital          (6,138)        (4,032)
lease obligations                              ----------    -----------

Net cash provided by (paid for) financing        (6,138)        95,968
activities                                     ----------    -----------

Net increase/(decrease) in cash and bank         (3,691)      (149,716)
deposits

Cash and bank deposits at beginning of            9,237        191,762
period                                         ----------    -----------

Cash and bank deposits at end of period           5,546         42,046
                                               ==========    ===========
Supplementary disclosure of cash flow
information:
Cash paid during the period for:
Interest                                            955            968
                                               ==========    ===========
Income taxes                                      1,325              -
                                               ==========    ===========


The accompanying notes are an integral part of these consolidated financial statements.



PAGE-56-F25




    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


1             BASIS OF PRESENTATION

     The consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company's 2001 Annual Report to stockholders. The interim statements are unaudited but include all adjustments, consisting of normal recurring adjustments, that management considers necessary to fairly present the results for the interim periods. Results for interim periods are not necessarily indicative of results for a full year. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2             SUBSIDIARIES

     Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Group") as of March 31, 2002 and December 31, 2001 were as follows:

                                        Percentage of
                        Place of        equity                  Principal
    Name                incorporation   interest held           Activities
  -----------------   ----------------  ----------------------  --------------

                                        March 31,  December 31,
                                           2002          2001

    Supply Chain        Hong Kong          100%          100%      Supply
    Services                                                       chain
      Limited                                                      management
                                                                   services
                                                                   and toy
                                                                   trading

    Leader              Hong Kong          100%          100%      Toy trading
    Industrial Group
      Limited


3             GOING CONCERN

     The financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Group as a going concern. However, the Group has incurred a significant loss for the three months period ended March 31, 2002, which followed a loss for the year ended December 31, 2001. As at March 31, 2002, current liabilities exceed current assets by a substantial amount. These factors raise substantial doubts about the ability of the Group to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of its common stock or through a possible business combination with another company. There is no assurance that the Group will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



PAGE-57-F26



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


4             INVENTORIES
                                        March 31,        December 31,
                                        2002             2001
                                       -------------   ---------------
                                        (Unaudited)      (Audited)
                                        $                $

    Toys, at cost                       365,727          239,236
                                       =============   ===============

5              BALANCES WITH STOCKHOLDERS

     Details of the amount due from/to stockholders of the Company are as follows:

                                        March 31,        December 31,
                                        2002             2001
                                       -------------   ---------------
                                        (Unaudited)      (Audited)
                                        $                $

    Due from:

    Mr. King Kwok Yu,
    Mr. Hardy Kung Chin Lok
    &  Mr.  Richard Che  Keung  Wong    7,958            7,958
    jointly                            =============   ===============

    Due to:

    Mr. King Kwok Yu                    219              219
                                       =============   ===============

     The   amount   due   from/to  individual  stockholders   are
     unsecured, non-interest bearing and without pre-determined repayment terms.

                                        March 31,        December 31,
                                        2002             2001
                                       -------------   ---------------
                                        (Unaudited)      (Audited)
                                        $                $

    Loans from:

    Gi-Tech Developments Limited        752,418          563,233
    ("Gi-Tech")                        =============   ===============

     Loans from Gi-Tech are unsecured and non-interest bearing. There exists agreements between the subsidiaries and Gi-Tech whereby $685,670 included in the above loans is not repayable on or before December 31, 2002 and the balance of $66,748 shall not be repayable or repaid in whole or in part, except in the event of any proceedings analogous to the winding up, liquidation or dissolution of the subsidiaries.







PAGE-58-F27



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


6              FURNITURE, FIXTURES, EQUIPMENT AND CAPITAL LEASE

     Furniture, fixtures, equipment and capital lease comprised:

                                            March 31,     December 31,
                                            2002          2001
                                           ------------  --------------
                                            (Unaudited)   (Audited)
                                                  $             $

    Furniture, fixtures and equipment:
    Furniture and fixtures                    7,581         7,581
    Office equipment                         67,308        66,032
    Leasehold improvements                   28,019        28,019
    Mold and tools                          197,474       197,474

    Capital lease:
    Motor vehicles                          107,066       107,066
                                           ------------  --------------
    Total cost                              407,448       406,172

    Less: Accumulated depreciation and
          amortization:
          Furniture, fixtures and           (66,276)      (49,814)
          equipment
          Capital lease                     (87,740)      (84,979)
                                           ------------  --------------
    Furniture, fixtures, equipment and      253,432       271,379
    capital lease, net                     ============  ==============

     Depreciation  and  amortization  are  provided   using   the
     straight-line method over the estimated useful lives of the assets as follows:

     Motor vehicles              3 years
     Others                      5 years


7              SOFTWARE DEVELOPMENT COSTS

                                            March 31,     December 31,
                                            2002          2001
                                           ------------  --------------
                                            (Unaudited)   (Audited)
                                                  $             $

    Software development costs              549,996       549,996
    Less: Accumulated amortization          (20,625)            -
                                           ------------  --------------
    Software development costs, net         529,371       549,996
                                           ============  ==============

     Amortization on completed software amounting to $247,498 is calculated by using the straight-line method over their estimated useful lives of 3 years.



PAGE-59-F28



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


8              CAPITAL LEASE OBLIGATIONS

     Future minimum lease payments under capital leases, together with the present value of the minimum lease payments, are as follows:

                                        March 31,        December 31,
                                        2002             2001
                                       ------------    --------------
                                        (Unaudited)      (Audited)
                                               $                $

    Payable:
    Within one year                       30,155           30,155
    In the second year                    30,155           30,155
    In  the  third to fourth  years,       9,359            16,898
    inclusive                          ------------    --------------

                                          69,669           77,208
    Less: imputed interest               (12,717)         (14,118)
                                       ------------    --------------
    Present value of minimum lease        56,952           63,090
    payments
    Less: current portion                (24,555)         (26,600)
                                       ------------    --------------
    Non-current portion                   32,397           36,490
                                       ============    ==============

9              SHORT TERM LOAN

     The short term loan was obtained on June 28, 2001 from a financial institution registered in Hong Kong and was guaranteed by a director. The loan has passed its original maturity date of October 15, 2001 and remains unpaid as of to-date. Interest on loan is accrued at 2% per annum above the best lending rate for Hong Kong Dollars from time to time announced by the Hong Kong and Shanghai Banking Corporation Limited from the date of drawndown to October 15, 2001 and 4% per annum above the best lending rate thereafter.

     The  Group  is  currently  negotiating  with  the  financial institution  for  a  new term loan to replace  its  existing
     indebtedness.   The directors are of the  opinion  that  the
     negotiation will be concluded in the near future.







PAGE-60-F29



    SUPPLY CHAIN SERVICES INC. AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Amounts  expressed in United States dollars unless otherwise stated)


10           COMMON STOCK

     For 2001:

     The stock subscription receivable of $50,000 for shares issued in 2000 was received in January 2001.

     On  March  29, 2001, 250,000 shares of common stock  of  par
     value  $0.0001  each  were  issued  in  exchange  for   cash
     consideration of $50,000.

     For 2002:

     There was no change in authorized and issued shares of common stock during the three months period ended March 31, 2002.


11           INCOME TAXES

     Due to the loss position, no current income tax expense and deferred tax have been recorded.


12           LOSS PER COMMON SHARE

     Basic and diluted loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the periods presented:

                                            Three months ended
                                                March 31,
                                        ----------------------------
                                        2002             2001
                                        (Unaudited)      (Unaudited)

    Net loss for the period
    available to common
      stockholders (numerator)            (352,808)        (240,419)
                                        =============   ============
    Weighted average number of
    common shares
        outstanding used in the
    calculation of loss
       per share during the period        35,533,333       35,283,333
    (denominator)                       =============   ============

    Basic and diluted loss per              ($0.01)          ($0.00)
    common share                        =============   ============




PAGE-61-F30



Item  23.   Changes  In  and Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

  Details   on   the   changes  in  the   Company's   Independent
Accountants are as follows:

  (a)  Resignation of Independent Accounting Firm

     (i) Arthur Andersen & Co. our certifying accountant resigned at our request as the Company's auditors on September 8, 2000.

     (ii) The certifying accountant's report on our financial statements for the periods from March 29, 1999 to April 30, 1999 and from March 29, 1999 to December 31, 1999 contained no adverse opinion, no disclaimer of opinion nor was qualified or modified as to uncertainty audit scope or accounting principles.

     (iii) Our Board of Directors approved the change in auditors at its meeting on September 4, 2000.

     (iv) During the period from March 29, 1999 to December 31, 1999 and subsequent interim periods preceding their resignation, the Company had no disagreements with the certifying accountants on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the certifying accountants, would have caused it to make reference to the subject matter of the disagreements in connection with their report.

  (b)  Engagement of New Independent Accountants

     On September 5, 2000, our Board of Directors formally approved the engagement of Areson & Company as its new certifying accountants to audit our financial statements.

     During the period from March 29, 1999 to December 31, 1999 and subsequent interim periods prior to the engagement of the new accounting firm, we did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).





PAGE-62-



         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Delaware law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Delaware Law

  Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its Directors, Officers, employees and agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

  The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages in connection with a breach of fiduciary duty by such director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

Item 25.  Other Expenses of Issuance and Distribution.

  The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. We have agreed to pay all costs and expenses in connection with this offering of our common stock, except legal fees and expenses. The estimated expenses of issuance and distribution are set forth below.

SEC Registration Fee       $  15
EDGAR Conversion Fees      $ 1,500
Blue Sky Qualification     $ 500
Fees and Expenses
Legal Fees and Expenses    $ 5,000
Printing and Engraving     $ 1,000
Expenses
Miscellaneous Fees or      $ 500
Expenses
                         ----------
Total                      $ 8,515
                         ==========


Item 26.  Recent Sales of Unregistered Securities.

  During the past three years, we have relied on exemptions from registration afforded by Sections 3(b) and 4(2) of the Securities Act of 1933 and Rules 152, 155, 504, 505, 506 and 701 promulgated thereunder and sold securities that were not registered as follows:



PAGE-63-



  (i)   On  April 20, 1999, we issued and aggregate of  6,000,000
of common shares for cash at $0.0001 per share for the cash consideration of US$600. Messrs. King Kwok Yu, Richard Che Keung Wong and Hardy Kung Chin Lok each received 2,000,000 shares of our common stock. At the time of the issuances, each investor was in possession of all available material information about us, as they were our officers and directors. On the basis of these facts, we claim that the issuances of stock to our founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

  (ii) On August 28, 2000, we consummated a stock-for-stock merger transaction in which we acquired, for an aggregate price of $2,733.33, 10,000 shares of common shares, par value HK$1 each, representing all of Supply Chain Services Limited issued and outstanding shares in exchange for our issuance of 27,333,333 shares of common stock to Gi-Tech Developments Limited and Miss Pauline Wai Man Chu, and a designee of Gi-Tech pursuant to Share Exchange Agreement. Gi-Tech is a company incorporated in the
British Virgin Islands and Mr. Thomas Yan Chuen Chu is the beneficial owner of all of its issued and outstanding common stock, and thus is the beneficial owner of all 25,299,999 shares of the Company now owned by Gi-Tech. In connection with the transaction, Gi-Tech designated Mr. Tze Tat Fung to receive 666,667 shares of common stock. Miss Pauline Wai Man Chu received 1,366,667 shares of our shares in connection with the transaction.

  (iii) On November 27, 2000, we entered into a subscription agreement with Mr. Hardy Kung Chin Lok in which Mr. Hardy Kung Chin Lok received 1,250,000 shares of common stock in exchange for cash consideration of US$250,000. This stock offering was made in accordance with Section 4(2) of the Securities Act of 1933, as amended.

  (iv) On December 5, 2000, we entered into a subscription agreement with Mr. Eddie Chow in which Mr. Eddie Chow received 700,000 shares of common stock in exchange for cash consideration of US$140,000. On March 29, 2001, we entered into a subsequent subscription agreement with Mr. Eddie how in which Mr. Eddie Chow received 250,000 shares of common stock in exchange for cash consideration of US$50,000. This stock offering was made in accordance with Section 4(2) of the Securities Act of 1933, as amended.

  We believe that the aforementioned transactions are exempt from registration under Section 4(2) available because:

  1. Each purchaser had fair access to all material information about our company before investing,
2.   There was no general advertising and solicitation and
3.   The shares will bear a restrictive transfer legend.

Item 27.  Exhibits.

Exhibit           Name and/or Identification of Exhibit
Number

  2.    Plan of Acquisition, Reorganization, Arrangement,
        Liquidation or Succession

        Share Exchange Agreement *

   3    Articles of Incorporation and Bylaws

        A)  Articles of Incorporation **

        B)  Certificate of Amendment to Articles of
        Incorporation

        C)  Bylaws **

  5.    Opinion Re: Legality

        Opinion of Harold P. Gewerter, Esq., Ltd.

  10    Material Contracts

        A.) Deed of Debts rescheduling dated June 24, 2002 between Supply Chain Services Limited and Digital World
        Finance Limited



PAGE-64-



        B.)  Loan Agreement dated December 31, 2001 between
        Supply Chain Services Limited and Gi-Tech Developments
        Limited

        C.) Tenancy Agreement dated July 26, 2001 between Chinasound Limited and Supply Chain Services Limited relating to 8th Floor, on Guangdong Textile Centre, No. 22, 24 and 26 Minden Avenue, Tsimshatsui, Kowloon, Hong Kong

        D.)  Loan Agreement dated June 28, 2001 by and between
        Supply Chain Services Limited (as Borrower) and Digital
        World Finance Limited (as Lender) ***

        E.) Deed of Guarantee dated June 28, 2001 by and between Thomas Yan Chuen Chu in favor of Digital World
        Finance Limited ***

        F.)  Loan Agreement dated June 28, 2001 by and between
        Supply Chain Services Limited (as Borrower) and Gi-Tech
        Developments Limited (as Lender) ***

        G.)  Release Agreements dated March 27, 2001 between
        Thomas Yan Chuen Chu and Supply Chain Services Limited
        in respect of his consultation fees and remuneration
        ****

        H.)  Release Agreements dated March 27, 2001 between
        Pauline Wai Man Chu and Supply Chain Services Limited in respect of her remuneration ****

        I.)  Loan Agreement dated March 31, 2001 between Supply
        Chain Services Limited and Gi-Tech Developments Limited in respect of the indebtedness in the sum of HK$631,577.55 ****

        J.) Lease Contract dated February 1, 2001 between Supply Chain Services Limited and Mr. Shao Lin Zheng in respect of leasing the premises situated at Room 601, Unit 3, Nan Shui Garden, Nanshui Buxing Street, Nanshan District, Shenzhen Municipality, PRC ****

        K.)  Supplemental Subordination Agreement dated January
        2, 2001 between Leader Industrial Group Limited and Gi-
        Tech Developments Limited in respect of the indebtedness in the sum of HK$438,556.36 ****

        L.)  Supplemental Subordination Agreement dated January
        2, 2001 between Supply Chain Services Limited and Gi-
        Tech Developments Limited in respect of the indebtedness in the sum of HK$78,738.69 ****

        M.) Lease Contract dated January 15, 2001 between Supply Chain Services Limited and Tibet Jin Sheng Company Limited in respect of leasing the office premises situated at Room 1501 & 1508, East Tower, Yi Hai Plaza, Cheng Ye Road, Nanshan District, Shenzhen Municipality, PRC ****

        N.)  Tenancy Agreement dated 11 January 2001 between
        Chinasound Limited and SCSL relating to 5th Floor, on
        Guangdong Textile Centre, No. 22, 24 and 26 Minden
        Avenue, Tsimshatsui, Kowloon, Hong Kong ****

        O.)  Vehicle Lease Contract dated December 15, 2000
        between Mr. Wei Jun Fan and Supply Chain Services
        Limited in relation to the hiring of a motor vehicle
        ****

        P.) Subordination Agreement dated December 31, 2000 between Supply Chain Services Limited and Gi-Tech
        Developments Limited in respect of the indebtedness in the sum of HK$78,738.69 ****

        Q.) Subordination Agreement dated December 31, 2000 between Leader Industrial Group Limited and Gi-Tech
        Developments Limited in respect of the indebtedness in the sum of HK$438,556.36 ****



PAGE-65-



        R.) Tenancy Agreement dated October 21, 2000 between Shek Kwu Investments Limited and Leader Industrial Group Limited in respect of leasing the premises at Flat B, 1st Floor of Tower II and car parking space No. 6 on 2nd Level of Ruby Court, No. 55 South Bay Road, Hong Kong
        ****

        S.)  Employment Contract dated September 13, 2000
        between Supply Chain Services Limited and Thomas Chu
        ****

        T.) Hire Purchase Agreement dated December 16, 1999 between Inchroy Credit Corporation Limited and Supply
        Chain Services Limited in relation to the hiring of a motor vehicle ****

        U.)  Employment Contract dated March 20, 1999 between
        Supply Chain Services Limited and Pauline Wai Man Chu
        ****

        V.)  Consultation Service Agreement dated March 26, 1999
        between Supply Chain Services Limited and Thomas Chu
        ****

  16    Letter on change in certifying accountant*

  21    Subsidiaries of the registrant*****

  23    Consent of Experts and Counsel

        A) Consent of Harold P. Gewerter, Esq., Ltd., incorporated by reference to Exhibit 5 of this filing.******

        B)  Consent of Independent Auditor

  * Incorporated by reference to the current report filing on Form 8-K of Paddington Inc. (our former name) with the Securities and Exchange Commission dated September 11, 2000, and as amended on November 9, 2000.

  **   Incorporated  by  reference to  the  initial  registration filing on Form 10SB of Paddington Inc. (our former name) with the Securities and Exchange Commission dated May 12, 1999, as amended on June 1, 1999.

  ***   Incorporated by reference to the quarterly report on Form
10-QSB  of  Supply Chain Services, Inc. with the  Securities  and
Exchange Commission for the period ended June 30, 2001.

  ****   Incorporated by reference to the withdrawn  registration
statement  on Form SB-2 of Supply Chain Services, Inc.  with  the
Securities and Exchange Commission on May 25, 2001.

  *****    Provided  in  the  Consolidated  Financial  Statements
attached hereto.

  ******  Provided in Exhibit 5.

Item 28.  Undertakings.

  In this registration statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

  Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

  Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this registration statement:



PAGE-66-



A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  registration   statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-67-



                           SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned.

                   Supply Chain Services, Inc.
                          (Registrant)

By: /s/ Thomas Yan Chuen Chu
Thomas Yan Chuen Chu
President

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

     Signature                  Title                  Date
     ---------                 -------                ------

/s/ Thomas Yan Chuen Chu   President and CEO     September 10, 2002
------------------------
Thomas Yan Chuen Chu

/s/ Pauline Wai Man Chu        Director          September 10, 2002
-----------------------
Pauline Wai Man Chu

/s/ Eddie Chow                 Director         September 10, 2002
-----------------
     Eddie Chow

/s/ Hardy Kung Chin Lok        Director         September 10, 2002
-----------------------
Hardy Kung Chin Lok











PAGE-68-




              Dealer Prospectus Delivery Obligation

  Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.